UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Amendment 4
                                       to
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PetCARE Television Network, Inc.
                        --------------------------------
                 (Name of small business issuer in our charter)

            Florida                          7310                  59-3645932
            -------                          ----                  ----------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    Identification
                                                                     Number)


        8406 Benjamin Road, Suite C
                 Tampa, FL                                          33634
                 ---------                                          -----
  (Address of principal executive offices)                       (Zip Code)


                   Registrant's telephone number: 863-686-4205

                                 Philip M. Cohen
                                Registered Agent
                                17324 Whirley Rd.
                                 Lutz, FL 33567
                                  863-686-4205
            (Name, address and telephone number of agent for service)
--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


CALCULATION OF REGISTRATION FEE

Title of each class of           Amount to be    Proposed maximum       Proposed maximum     Amount of
securities to be registered      registered      offering price per     aggregate offering   registration
                                                 unit (1)               price                fee
Common Stock offered by our
Selling Stockholders (2)         2,710,395       $4.00                  $10,841,580          $997.43

 ------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The selling shareholders will offer their shares at $4.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
                        PETCARE TELEVISION NETWORK, INC.

Selling shareholders are offering up to 2,507,895 shares of common stock and up to 202,500 shares of common stock convertible under Class A preferred stock. The selling shareholders will offer their shares at $4.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. There is substantial doubt about our ability to continue as a going concern. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Offering Information

------------------------------- ----------------------- --------------------- ----------------- ------------
                                Price to Public  (1)    Underwriting          Estimated         Proceeds to
                                                        Discounts and         Offering          Company
                                                        Commissions (2)       Expenses (3)
------------------------------- ----------------------- --------------------- ----------------- ------------
Per Share
------------------------------- ----------------------- --------------------- ----------------- ------------
Until qualified for quotation   $4.00                   N/A                                     N/A
on bulletin board
------------------------------- ----------------------- --------------------- ----------------- ------------
After qualified for quotation   Prevailing market       N/A                                     N/A
on bulletin board               prices or privately
                                negotiated prices
------------------------------- ----------------------- --------------------- ----------------- ------------
Total                           $0.0                    $0.0                  $50,000           $0.0
-----
------------------------------- ----------------------- --------------------- ----------------- ------------

--------------------------
(1) The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price for the selling shareholders' shares has been determined solely by management.
(2)  There are no underwriting commissions involved in this offering.
(3) We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

The date of this prospectus is ________, 2003.


TABLE OF CONTENTS
-----------------
SUMMARY INFORMATION AND RISK FACTORS......................................................7

   RISK FACTORS..........................................................................11

   Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable................................................................11

   We have granted a noteholder a security interest in all our assets. If we do not make payments on the notes when due, we will lose all our assets and will in all probability have to cease operations, meaning a loss of your entire investment........12

   If we have a lower number of systems in veterinary offices than anticipated by the advertisers, we may not secure or retain the commercial advertising necessary to become profitable..................................................................13

   If our programming and/or office placement efforts are not successful, we will not be able to recoup significant advance expenditures for production time, and our business plan may fail............................................................13

   Because our commercial advertising program has not yet been fully accepted by advertisers, we may face  barriers to acceptance of our services which means we may never generate revenues...........................................................13

   Because all of our potential advertisers have told us they would require us to complete a media compliance audit with Nielsen Media Research rating service before they will pay what we anticipate charging for advertising if we had completed the audit, we will generate less revenues and may be able to raise less investment capital, if any, than if we had completed the audit...................................13

   Our executive officers, directors and 5% shareholders and their affiliates can exert control over matters requiring stockholder approval which may delay, deter, or prevent a change in control and may make some transactions more difficult or impossible without the support of these individuals...................................14

   Our management decisions are made by our CEO and President, Mr. Cohen; if we lose his services, our ability to generate revenues may be reduced.........................14

   Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares...............................16

   Convertible notes issued to two noteholders contain provisions which may reduce the price of the common stock.........................................................16

   Provisions of convertible notes restrict our ability to incur indebtedness or pay dividends and may inhibit our ability to fund and grow our business operations....17

   Certain Florida corporation law provisions could prevent a potential takeover of us that could adversely affect the price of our common stock or deprive you of a premium over the price................................................................17

   Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, some members of which are not independent, to perform these functions...............................................17

USE OF PROCEEDS..........................................................................18
DETERMINATION OF OFFERING PRICE..........................................................18
DILUTION.................................................................................19

                                       5

SELLING SHAREHOLDERS.....................................................................19
PLAN OF DISTRIBUTION.....................................................................25
LEGAL PROCEEDINGS........................................................................26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS............................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........................29
DESCRIPTION OF SECURITIES................................................................32
INTEREST OF NAMED EXPERTS................................................................33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES..........34
DESCRIPTION OF BUSINESS..................................................................34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....39
DESCRIPTION OF PROPERTY..................................................................43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................................43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................................44
EXECUTIVE COMPENSATION...................................................................51
FINANCIAL STATEMENTS.....................................................................53
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.....54


                      SUMMARY INFORMATION AND RISK FACTORS


PROSPECTUS SUMMARY

The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements section beginning on page F-1 prior to making an investment decision. In addition, you should consult your tax, legal, or business advisor before making an investment.

Our Organization
----------------

We were originally incorporated in Florida on October 2, 1989 as Transition Lifestyle Consultants, Inc. From 1989 to 1997, we did not implement our business plan, had no operations, and were inactive. Thereafter, we unsuccessfully attempted to implement several business plans through merger or acquisition and are currently implementing a new business plan for our current business, as follows:

--------------------------- -------------------------------------------------------- ----------------------------------------
Date                        Business                                                 Status
--------------------------- -------------------------------------------------------- ----------------------------------------
Early 1997                  Southeast Tire Recycling Acquisition, Inc. - Tire        Merger never closed
                            Recycling
--------------------------- -------------------------------------------------------- ----------------------------------------
April 2000                  Y2K Recordings, Inc. - Recording Studio                  Merger closed; business unsuccessful;
                                                                                     operations discontinued in December
                                                                                     2000
--------------------------- -------------------------------------------------------- ----------------------------------------
June 2001                   Savage Mojo, Inc. - Computer Video Game                  Merger closed; business unsuccessful;
                                                                                     operations discontinued in May 2002
--------------------------- -------------------------------------------------------- ----------------------------------------
June 2002                   PetCARE Television Network, Inc. - Educational           New business plan- Development of
                            programming for veterinarian offices                     business continuing
--------------------------- -------------------------------------------------------- ----------------------------------------

We are authorized to issue 50,000,000 shares of $.0005 par value common stock of which 11,836,000 are outstanding as of August 26, 2003. We are authorized to issue 10,000,000 shares of no par value preferred stock. We are authorized to issue 1,500,000 shares of Series A Convertible Preferred Stock, no par value, of which 101,250 shares are outstanding at August 26, 2003.

Our Business
------------

Our corporate offices are located at 8406 Benjamin Road, Suite C, Tampa, FL 33634. Our previous address was 321 N. Kentucky Avenue, Suite 1, Lakeland, Florida 33801. Our telephone number is 813-888-7330.

Our primary goal is to provide educational programming regarding animal health and welfare to veterinarian offices nationwide to be viewed by pet owners, and to provide an advertising medium for commercial advertisers who will target their goods and services to the pet owner consumers. We do this by providing in veterinary waiting rooms pre-programmed DVD's that present continuous, educational programming interspersed with commercial advertising. For each veterinarian office that subscribes to our service, we provide two different types of subscriptions: one subscription includes a loaner TV and DVD player, along with a quarterly DVD magazine; the other subscription includes only the quarterly DVD magazine and is intended for those practices that already have their own equipment in place.

The Offering
------------

As of the date of this prospectus, we had 11,836,000 shares of common stock and 101,250 shares of Series A preferred stock issued and outstanding.

Selling shareholders are offering up to 2,507,895 shares of common stock and up to 202,500 shares of common stock convertible under Class A preferred stock. The selling shareholders will offer their shares at $4.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $50,000. We will not receive any proceeds of the sale of these securities.

Financial Summary
-----------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

                        PetCARE Television Network, Inc.
                             Summary Financial Data

                                 BALANCE SHEET


                                        June 30,
                                          2003        December 31,   December 31,
                                       (Unaudited)       2002           2001
                                       -----------    -----------    -----------
ASSETS
Current Assets                         $    37,120    $     1,234           --
Property and Equipment, Net                494,236           --             --
Other Assets                                  --             --      $     2,000
                                       -----------    -----------    -----------

     Total Assets                      $   531,356    $     1,234    $     2,000
                                       ===========    ===========    ===========


LIABILITIES AND STOCKHOLDERS DEFICIT
Liabilities                            $ 1,367,091    $   345,506    $    53,514
Stockholder's Deficit                     (835,735)      (344,272)       (51,514)
                                       -----------    -----------    -----------
     Total Liabilities and
           Stockholders Deficit        $   531,356    $     1,234    $     2,000
                                       ===========    ===========    ===========


                                       9


                            STATEMENT OF OPERATIONS
                            -----------------------

                                      From          Six Months
                                   Inception to       Ended           Year
                                    June 30,         June 30,         Ended
                                      2003             2003        December 31,
                                   (Unaudited)     (Unaudited)        2002
                                   ------------    ------------    ------------

Revenues                           $      5,750            --              --
Cost of Goods Sold                        1,638            --              --
                                   ------------    ------------    ------------
Gross Margin                              4,112


Operating Expenses                    1,135,456    $    569,955    $    497,980
                                   ------------    ------------    ------------
Net Loss from Operations             (1,131,344)       (569,955)       (497,980)

Other Income (Expense)                  (30,591)        (33,508)           (908)
                                   ------------    ------------    ------------
Net Loss                           $ (1,161,935)   $   (603,463)   $   (498,888)
                                   ============    ============    ============
Net Loss per Share, Basic
     and Diluted                   $      (0.27)   $      (0.05)   $      (0.04)
                                   ============    ============    ============
Weighted Average, Basic
     And Diluted                      4,303,579      11,795,116      13,642,237
                                   ============    ============    ============







                                       10

                                  RISK FACTORS
                                  ------------

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.
--------------------------------------------------------------------------------

We are a development stage company. From our inception in October 1989 to June 30, 2003, we have used approximately $957,000 in operating activities and $557,000 in investing activities which represents acquisition of capital assets including $552,000 in loaner TV and DVD systems, and $5,000 of office equipment. To finance these uses we raised approximately $1,514,000 through the issuance of $1,302,500 of promissory notes and through the sales of $202,500 of preferred stock and $9,070 common stock through June 30, 2003. As a result, at June 30, 2003 we had a net working capital deficit of approximately $155,000.

On March 10, 2003, May 28, 2003, June 6, 2003, and July 1, 2003 we entered into note purchase and security agreements with Pet Edge, LLC, a Connecticut limited liability company, referred to as Edge. Edge was organized for the sole purposes of funding our business plan. Under the terms of the notes, Edge loaned us $1,000,000, $50,000, $50,000, and $275,000 respectively with simple interest at the rate of ten percent per annum. We have received all funds under our notes and security agreements with Pet Edge. All principal and accrued interest on the notes is due March 9, 2006, May 27, 2006, June 5, 2006, and June 30, 2006 respectively. The notes may not be prepaid in whole or in part without the written consent of the Holder. To secure our obligations under the notes, we granted Edge a first priority security interest on all of our assets, now owned and acquired during the term of the notes.


As of October 22, 2003, we had cash on hand of approximately $26,000 which is sufficient to satisfy our operating requirements through mid-November, 2003. To satisfy our operating requirements through mid-November, 2004, we estimate that we will need an additional $700,000. We currently have received one advertising contract for $6,000 on which we received payment in October 2003, which should satisfy our operating requirements through approximately the end of November, 2003. If we do not generate these or other revenues or secure debt or equity financing before the end of November, 2003, we will be unable to sustain our current level of operations and may have to cut back or shut down our operations at that time.

To the extent fundamental changes in our liquidity as set forth above occur, we will file a post effective amendment to this registration statement disclosing the fundamental changes. If we file a post effective amendment, no shares which are subject to this registration statement may be sold and no capital formation activities may occur until the post effective amendment is declared effective.


We intend to raise additional funds from an offering of our stock in the future. We have not taken any steps to effect this offering. The offering may not occur, or if it occurs, may not generate the required funding. We may also consider securing debt financing. We may not generate operating cash flow or raise other equity or debt financing sufficient to fund this amount. If we don't raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated. We thus have no plan in place that will eliminate this risk.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan. Because we are currently operating at a substantial loss with no operating history and very limited revenues, an investor cannot determine if we will ever become profitable.

If we cut back or shut down operations due to a shortage of operating capital, we will be in default of our notes to Pet Edge, giving them the right to foreclose on all of our assets. If they do so, you will lose your entire investment.
--------------------------------------------------------------------------------

If we cut back or shut down operations due to a shortage of operating capital, we will be in default under the Pet Edge notes in the following circumstances, among others:

     o Admit in writing our inability to pay our debts generally as they mature
     o    Fail or be unable to pay our debts as they mature

Upon notice being given, all defaults are subject to a 15-day cure period, after which Pet Edge, at its sole direction, can waive any action or proceed to foreclose on all of our assets. If they foreclose, you will lose your entire investment.


We have granted a noteholder a security interest in all our assets. If we do not make payments on the notes when due, we will lose all our assets and will in all probability have to cease operations, meaning a loss of your entire investment.
--------------------------------------------------------------------------------

We have entered into a series of note purchase and security agreements with Edge for an aggregate of $1,375,000. To secure our obligations under the notes, we granted Edge a first priority security interest on all of our assets, now owned and acquired during the term of the series of notes. If we do not make payments on the notes, we will lose all our assets and will in all probability have to cease operations, meaning a loss of your entire investment.

To date we have one advertising contract for $6,000.

If we have a lower number of systems in veterinary offices than anticipated by the advertisers, we may not secure or retain the commercial advertising necessary to become profitable.
--------------------------------------------------------------------------------

We anticipate that we will secure commercial advertising based upon the advertiser's assumption that a certain number of viewers will be exposed to their advertising as our programming and their advertising will be run continuously in each subscriber veterinarian's office. The more systems in place in veterinary offices, the more viewers we will have and the higher the advertising rate we can charge our advertisers. If we have a lower system placement and thus lower number of viewers than anticipated by the advertisers, we may not secure or retain the level of commercial advertising necessary to become profitable. To date we have one advertising contract for $6,000. No funds have yet been received under this contract.

If our programming and/or office placement efforts are not successful, we will not be able to recoup significant advance expenditures for production time, and our business plan may fail.
--------------------------------------------------------------------------------

Our business involves a number of risks inherent in operating a business of place-based, advertiser supported educational programming. The production of our programming and efforts to secure advertisers involves significant advance expenditures. Production costs for our initial quarterly programming totaled approximately $51,000. Production costs for subsequent quarters will cost approximately $40,000 each. We are dependent upon the success of the programming we produce and the continued acceptance of our programming in general by the public and veterinary offices. Currently, we have a base of 2,727 veterinarian offices. If our programming does not generate consumer support and create awareness, and we cannot recover the initial money we spend on production, we will not be able to recoup the advance expenditures and may go out of business if additional capital is not available.

Because our commercial advertising program has not yet been fully accepted by advertisers, we may face barriers to acceptance of our services which means we may never generate revenues.
--------------------------------------------------------------------------------

Our business involves the use of continuously presented educational programming interspersed with commercial advertising placed in the waiting rooms of veterinary offices, also called placed-based media. Although the use of this place-based media is a relatively new forum for advertisers, it is already in use in human medical waiting rooms by AccentHealth (www.accenthealth.com). Our plan is to take the same concept to veterinary waiting rooms based on the assumption that because the environment is similar, and the viewer is similar in demographics, then the advertisers will be equally accepting of our plan. However, traditionally, these advertisers have used conventional television, radio, and print media. We may face barriers to overcome the preferences of advertisers for traditionally used advertising media.

Because all of our potential advertisers have told us they would require us to complete a media compliance audit with Nielsen Media Research rating service before they will pay what we anticipate charging for advertising if we had completed the audit, we will generate less revenues and may be able to raise less investment capital, if any, than if we had completed the audit.
--------------------------------------------------------------------------------

Although we previously believed that potential advertisers would require us to complete a media compliance audit with Nielsen Media Research rating service before they paid for advertising, we have found that no potential advertisers have insisted on the audit. Instead, they have indicated that they would pay us higher advertising rates after we complete the audit. We still intend to have this audit completed and anticipate that the audit process will begin in January 2004 with the anticipated delivery date of the audit being June 2004. We had anticipated charging $10 per thousand viewers but have determined that the most we can now charge is approximately $5 per thousand viewers, with negotiated reductions in some cases. Thus, the failure to complete this audit reduces the amount we anticipate being able to charge and the amount of revenues we may be able to generate and may reduce our ability to secure additional investment capital.

Because we face intense competition from larger and better-established companies that have more resources than we do, we may be unable to develop our business plan or generate revenues.
--------------------------------------------------------------------------------

The business of securing advertising for products and services is intensely competitive and highly fragmented. Although DVMtv, Inc. is the only competitor we have that offers place-based media in veterinary offices, we face competition for advertisers from traditionally used advertising media such as conventional television, radio, and print media. Many of our competitors may have longer operating histories, greater financial, technical, and marketing resources, and enjoy existing name recognition and customer bases. New competitors may emerge and rapidly acquire significant market share. In addition, new technologies likely will increase the competitive pressures we face. Competitors may be able to respond more quickly to technological change, competitive pressures, or changes in consumer demand. As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

Our executive officers, directors and 5% shareholders and their affiliates can exert control over matters requiring stockholder approval which may delay, deter, or prevent a change in control and may make some transactions more difficult or impossible without the support of these individuals.
--------------------------------------------------------------------------------

Our executive officers, directors, and 5% stockholders and their affiliates beneficially own approximately 84.4% of our outstanding common stock, including 5,792,683 shares due upon conversion of the notes to Pet Edge totaling $1.375 million and to Mark Maltzer, one of our directors, for $50,000. They will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring, or preventing a change in control and may make some transactions more difficult or impossible without the support of these individuals.

Our management decisions are made by our CEO and President, Mr. Cohen; if we lose his services, our ability to generate revenues may be reduced.
--------------------------------------------------------------------------------

The success of our business is dependent upon the expertise of our CEO and President, Mr. Cohen. Because he is currently essential to our operations, you must rely on his management decisions. Our CEO and President will continue to control our business affairs after the offering. Although we have an employment agreement with Mr. Cohen, the employment agreement does not contain any non-compete provision. If we lose his services, we may not be able to hire and retain another CEO or President with comparable experience. The only key man life insurance policy in place on the life of Mr. Cohen is to the benefit of Pet Edge and will not result in any payments to us should Mr. Cohen die.

The person responsible for managing our day-to-day operations, Mr. Philip Cohen, is not required to devote full time to our business, which may reduce our ability to generate revenues.
--------------------------------------------------------------------------------

Our day-to-day operations are presently managed by Mr. Cohen. Under the terms of his employment agreement, Mr. Cohen is only required to devote such time and attention to our business and affairs as is reasonably necessary to carry out his duties; provided, however, that he must devote no less than forty hours per week to his duties for us. Although not required, Mr. Cohen currently devotes all of his time to our business.

The offering price of $4.00 per share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business.
--------------------------------------------------------------------------------

The offering price of $4.00 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.
--------------------------------------------------------------------------------

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Sales of our common stock under Rule 144 could reduce the price of our stock.
-----------------------------------------------------------------------------

As of September 25, 2003, there are 2,750,624 shares of our common stock held by non-affiliates and 9,085,376 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering 2,507,895 of these shares in this registration statement. No Shares have been sold pursuant to Rule 144 of the Securities Act of 1933; and as of August 26, 2003, there are no shares held by affiliates eligible for resale under 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933. The shares owned by non-affiliate selling shareholders will be eligible for resale no later than 90 days after this registration statement is declared effective.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing prices for our securities.

We are authorized to issue preferred stock which, if issued, may reduce the price of the common stock.
--------------------------------------------------------------------------------

Our directors are authorized by our Articles of Incorporation to issue shares of preferred stock without the consent of our shareholders. Our preferred stock may rank senior to common stock with respect to payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up. We have designated 1,500,000 shares of preferred stock as Series A Convertible Preferred Stock, no par value, of which 101,250 shares are currently issued and outstanding. The Series A Preferred Stock is entitled to a $2.00 per share preference upon liquidation. The issuance of these and additional preferred shares and the preferences given the preferred shares do not need the approval of our shareholders. The existence of rights, which are senior to common stock, may reduce the price of our common shares.

Convertible notes issued to two noteholders contain provisions which may reduce the price of the common stock.
--------------------------------------------------------------------------------

A set of convertible notes issued to one noteholder contains the following restrictions:

     o We also granted the noteholder pre-emptive rights, meaning that so long as the note is outstanding, then we cannot issue, sell, or exchange, or agree to issue, sell, or exchange any shares of capital stock or any securities convertible into our capital stock without giving the note holder the right to buy the securities we intend to issue on the same terms and conditions for a period of 15 business days after delivery of notice to them.

     o We will not incur any indebtedness, other than trade debt incurred in the ordinary course of business, without the approval of the note holder.

     o We will not directly or indirectly declare or pay any dividend or make any distribution in cash or property to holders of our capital stock or purchase, redeem, or otherwise acquire or retire for value other than through the issuance solely of capital stock or warrants, rights, or options to acquire capital stock or any securities exchangeable for or convertible into any of our shares.

     A convertible note issued to another noteholder contains the following restrictions:

     o Without the approval of the noteholder, we shall not repurchase or redeem any shares of common stock or preferred stock or other securities, pay or declare any dividends, make any distributions or payments to shareholders of any sort, whether in securities or in cash, or incur indebtedness except for trade indebtedness.

These restrictions may reduce the price of our common stock.

Provisions of convertible notes restrict our ability to incur indebtedness or pay dividends and may inhibit our ability to fund and grow our business operations.
--------------------------------------------------------------------------------

Provisions of a set of convertible notes issued to one stockholder, and provisions of a convertible note issued to another noteholder, prohibit our incurring indebtedness other than in the ordinary course of business without the stockholder's approval. If we need and ultimately secure an offer for debt financing in the future but do not secure the stockholder's approval, our ability to fund and grow our business operations may be inhibited. Further, the restriction on the ability to pay dividends may make it more difficult for us to sell our equity securities in the future.

Certain Florida corporation law provisions could prevent a potential takeover of us that could adversely affect the price of our common stock or deprive you of a premium over the price.
--------------------------------------------------------------------------------

We are incorporated in the State of Florida. Certain provisions of Florida corporation law could adversely affect the price of our common stock. Because
Section 607.0902 of Florida law governing control-share acquisitions requires board approval of a transaction involving a change in our control; it would be more difficult for someone to acquire control of us. Neither our Articles nor our Bylaws contain any similar provisions.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, some members of which are not independent, to perform these functions.
--------------------------------------------------------------------------------

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. Some members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

                                 USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

                                    DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.


                              SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase or in merger transactions, and in the case of A.A. Capital Ventures, for services rendered in assisting us in contacting veterinarians to subscribe to our service, exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholders Who Own Common Shares

-------------------------------------------------- ----------------------------------------------------------------
Name                  Nature of         Total        Shares       % Before   % After      % After      Relationship
                      Business and      Shares       Registered   Offering   Offering     Offering     (2)
                      Name of           Owned                                if Minimum   if Maximum
                      Principal                                              Preferred    Preferred
                      Executive                                              Converted    Converted
                      Officer of the
                      business
--------------------- ---------------------------------------------------------------------------------------------
A.A. Capital          Financial         650          650          0.005%     0.000%       0.000%
Ventures, LLC         Consulting
                      Barry Mitchell,
                      Pres.
-------------------------------------------------------------------------------------------------------------------
Ahlschwede, Linda L.                    1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Alfonso, Anthony                        10,000       10,000       0.084%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Arrigoni, Thomas J.                     1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
BAF Consulting, Inc.  Financial         400,666      150,000      3.385%     2.100%       2.082%
                      Consulting
                      Bruce A. Fox,
                      Pres.
-------------------------------------------------------------------------------------------------------------------
Fox, Bruce A.                           2,000        2,000        0.017%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Bagley, Stacy L.                        7,000        7,000        0.059%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
BKR Investments,      Business          100,000      100,000      0.845%     0.000%       0.000%
Inc.                  Consulting
                      Stacy Bagley,
                      Pres.
-------------------------------------------------------------------------------------------------------------------
Balentyne, Katrina                      1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Battisti, Deborah                       1,000        1,000        0.008%     0.000%       0.000%
--------------------- ---------------------------------------------------------------------------------------------
Beck, Jimmy                             2,000        2,000        0.017%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Becker, Gretchen                        5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Benning, Brian                          1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Beyer, Hans C.                          84,000       84,000       0.710%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Blair, R. Chris                         5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Daedalus              Business          25,000       25,000       0.211%     0.000%       0.000%
Consulting, Inc.      Consulting
                      Hans C. Beyer,
                      Pres.
-------------------------------------------------------------------------------------------------------------------
Bezroukoff, Clifford                    1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Binckes, John &                         10,000       10,000       0.084%     0.000%       0.000%
Laura
-------------------------------------------------------------------------------------------------------------------

                                       19

-------------------------------------------------------------------------------------------------------------------
Boss Nan L.                             5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Bray, Harold C.                         58,500       58,500       0.494%     0.000%       0.000%       Father
                                                                                                       of VP
                                                                                                       Bray
-------------------------------------------------------------------------------------------------------------------
Bray, H. Scott                          25,000       25,000       0.211%     0.000%       0.000%       Relative
                                                                                                       of VP
                                                                                                       Bray
------------------------------------------------------------------------------------ ------------------------------
Bray, Louise S.                         50,000       50,000       0.422%     0.000%       0.000%       Mother
                                                                                                       of VP
                                                                                                       Bray

-------------------------------------------------------------------------------------------------------------------
CMC Foundation        Non profit        5,000        5,000        0.042%     0.000%       0.000%       Gift
                      organization-                                                                    from
                      part of Colorado                                                                 director
                      Mountain College                                                                 Calaway
                      - controlled by
                      administrating
                      board; Dr. Bob
                      Spuhler, President
-------------------------------------------------------------------------------------------------------------------
Calaway, Aubrey                         1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, Caroline                       1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, Connie                         10,000       10,000       0.084%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, Garrett                        1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, James, Jr.                     2,500        2,500        0.021%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, John                           2,500        2,500        0.021%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, Julie                          1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, Katherine                      1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Calaway, Lily                           1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Carroll, Damian                         1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Carroll, Demarc                         1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Carsch, Randy P.                        5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Cohen, Adam G.                          59,000       59,000       0.498%     0.000%       0.000%       Son of
                                                                                                       Pres.
                                                                                                       Cohen
-------------------------------------------------------------------------------------------------------------------
Cohen, Kate R.                          59,000       59,000       0.498%     0.000%       0.000%       Employee
-------------------------------------------------------------------------------------------------------------------
Cohen, Samuel A.                        59,000       59,000       0.498%     0.000%       0.000%       Son of
                                                                                                       Pres.
                                                                                                       Cohen &
                                                                                                       employee

-------------------------------------------------------------------------------------------------------------------
Colorado Animal       Non-profit        10,000       10,000       0.084%     0.000%       0.000%       Gift
Rescue Inc            organization;                                                                    from
                      animal shelter.                                                                  director
                      Nancy Genova,
                      President
-------------------------------------------------------------------------------------------------------------------

Contracts             Business          120,000      120,000      1.014%     0.000%       0.000%
Consultants           Consultant
International, Inc.   Terry M.
                      Haynes, Pres.
-------------------------------------------------------------------------------------------------------------------
Coombs, W. G.                           5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Covey, David                            1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Covey, Michael K.                       5,400        5,400        0.046%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Coykendall, Sharon                      1,000        1,000        0.008%     0.000%       0.000%
I.

-------------------------------------------------------------------------------------------------------------------
Crane Commercial      Dr. Janet        25,000       25,000       0.211%     0.000%       0.000%
Corp                  Crane, Owner
-------------------------------------------------------------------------------------------------------------------

Crawford, Dan                           20,000       20,000       0.169%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Crowley, Michael E.                     1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Cruz, Bernadine                         5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Dale, Laurie                            1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------

                                       20

-------------------------------------------------------------------------------------------------------------------
Dale, Sarah                             1,000        1,000        0.008%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       director
                                                                                                       Calaway
-------------------------------------------------------------------------------------------------------------------
Davis, Leonard                          10,000       10,000       0.084%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Day, Joy B.                             26,000       26,000       0.220%     0.000%       0.000%       Relative
                                                                                                       of VP
                                                                                                       Bray
-------------------------------------------------------------------------------------------------------------------
DeCambra, William                       3,000        3,000        0.025%     0.000%       0.000%

-------------------------------------------------------------------------------------------------------------------
Deer in the           Graphic design    123,989      12,399       1.048%     0.935%       0.927%       Owned
Headlights            Deecembra                                                                        by wife of
Graphics, Inc.        Osowski-                                                                         Principal of
                      Diamond, Pres.                                                                   Prior
                                                                                                       Consultant
-------------------------------------------------------------------------------------------------------------------

Osowski- Diamond,                       1,000        1,000        0.008%     0.000%       0.000%       Wife of
Deecembra                                                                                              Principal
                                                                                                       of
                                                                                                       Prior

-------------------------------------------------------------------------------------------------------------------
Diamond, Richard J.                     1,000,000    73,120       8.449%     7.765%       7.699%       Principal of
                                                                                                       Prior
                                                                                                       Consultant
-------------------------------------------------------------------------------------------------------------------

Apogee Business       Financial         150,000      25,000       1.267%     1.047%       1.038%       Prior
Consultants, LLC      Consulting                                                                       Consultant
                      D. Jerry
                      Diamond &
                      Richard J.
                      Diamond
                      Principals
-------------------------------------------------------------------------------------------------------------------
Diamond, D. Gregory                     40,000       40,000       0.338%     0.000%       0.000%       Relative
                                                                                                       of
                                                                                                       Principal
                                                                                                       of
                                                                                                       Prior
                                                                                                       Consultant
-------------------------------------------------------------------------------------------------------------------
Diamond, Katherine                      5,400        5,400        0.046%     0.000%       0.000%       Relative
Q.                                                                                                     of
                                                                                                       Principal
                                                                                                       of
                                                                                                       Prior
                                                                                                       Consultant
-------------------------------------------------------------------------------------------------------------------
Frank, Kelvin                           500          500          0.004%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Frank, Tarina                           500          500          0.004%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Grissom, Donald                         10,000       10,000       0.084%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Gunner Investments,   Financial         100,000      75,000       0.845%     0.209%       0.208%
Inc.                  Consulting
                      Robert J.
                      Smith, Pres.
-------------------------------------------------------------------------------------------------------------------
Smith, Robert J.                        100,000      75,000       0.845%     0.209%       0.208%
-------------------------------------------------------------------------------------------------------------------
Hardy, Allen J.                         1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Hawks, Norris &                         30,000       30,000       0.253%     0.000%       0.000%
Linda
-------------------------------------------------------------------------------------------------------------------
Haynes, Brian                           1,875        1,875        0.016%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Herrera, Martha                         1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Hilder, Jordan                          500          500          0.004%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Hilder, Signey                          500          500          0.004%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Howe, Ricky A.                          1,000        1,000        0.008%     0.000%       0.000%

------------------------------------------------------------------------------------------------ ------------------
Hugo, Daniel                            573,395      57,339       4.844%     4.323%       4.287%       Director
------------------------------------------------------------------------------------------------ -----------------
Hugo, Robert & Janna                    18,000       18,000       0.152%     0.000%       0.000%       Relative of
                                                                                                      Director Hugo
-------------------------------------------------------------------------------------------------------------------
Jacob, Joseph                           20,000       20,000       0.169%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Jersey, Patricia                        4,000        4,000        0.034%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Jones, Daniel P.                        1,875        1,875        0.016%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Kantrowitz, Robert                      1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Karr, Philip                            50,000       50,000       0.422%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Kenner, C. R., Jr.                      1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Kouma, Bernie                           50,000       50,000       0.422%     0.000%       0.000%       Director
-------------------------------------------------------------------------------------------------------------------
Lee, Jermaine D.                        1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Maltzer, Mark                           15,000       1,500        0.127%     0.113%       0.112%       Director
-------------------------------------------------------------------------------------------------------------------
Marcovsky, Michael                      11,487       11,487       0.097%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Masters, Charles G.                     1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Mastropietro,                           26,000       26,000       0.220%     0.000%       0.000%       Employee
Donald R.
-------------------------------------------------------------------------------------------------------------------
Matucan, Ariel                          1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Mills, Brett &                          448,862      150,000      4.844%     2.504%       2.483%       Relative of
Stefany,  JT TEN                                                                                       Pres. Cohen
-------------------------------------------------------------------------------------------------------------------
Mitchell, Barry                         10,000       10,000       0.084%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------

                                       21

-------------------------------------------------------------------------------------------------------------------
Moore, Tyrone                           150          150          0.001%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Morgan, Allen                           1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Pawlosky, Melissa                       1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Peachee, David A.                       1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Powers, Robert R.,                      1,000        1,000        0.008%     0.000%       0.000%
Jr.
-------------------------------------------------------------------------------------------------------------------
Pritchett, Mark A.                      1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Rennert, Brendon K.                     101,000      101,000      0.853%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Reynolds, Steve                         180          180          0.002%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Rodriquez, Hugo                         1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Rosenberg, Gina                         1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Rosenberg, Steve                        1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Rusk, Chandra                           5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Salazar, Andres                         19,000       19,000       0.161%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Sarabia, John                           158          158          0.001%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Sarubbi, Kimberly                       50,000       50,000       0.422%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Scarpa, Mario                           10,000       10,000       0.084%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Segal, Lester                           20,000       20,000       0.169%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Segal, Mark                             20,000       20,000       0.169%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Sherman, Nathan                         1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Smith, Susan                            1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Snyder, Gerald M.                       5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Strangl, John                           1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Stangl, Otto                            2,000        2,000        0.017%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Sutton, Steven A.                       1,000        1,000        0.008%     0.000%       0.000%

-----------------------------------------------------------------------------------------------------------------
TBC Investments,      Business         839,545      83,954        7.093%     6.330%       6.276     T. Bray is a VP
Inc.                  Consulting,
                      Teresa Bray,
                      Pres.
-------------------------------------------------- ----------------------------------------------------------------
Crowley- Bray,                          25,000       2,500        0.211%     0.188%       0.187%    T. Bray is a VP
Teresa B.
-------------------------------------------------------------------------------------------------------------------

Thomas Children's                       1,000        1,000        0.008%     0.000%       0.000%      Gift from
Trust                                                                                              director Calaway
-------------------------------------------------------------------------------------------------------------------
Thompson, Connor                        500          500          0.004%     0.000%       0.000%     Relative of
                                                                                                   director Calaway
-------------------------------------------------------------------------------------------------------------------

                                       22

-------------------------------------------------------------------------------------------------------------------
Thompson, Justin                        500          500          0.004%     0.000%       0.000%     Relative of
                                                                                                  director Calaway
-------------------------------------------------------------------------------------------------------------------
Thompson, Kaitlyn                       500          500          0.004%     0.000%       0.000%     Relative of
                                                                                                   director Calaway
-------------------------------------------------------------------------------------------------------------------
Thompson, Madison                       500          500          0.004%     0.000%       0.000%     Relative of
                                                                                                   director Calaway
-------------------------------------------------------------------------------------------------------------------
Thompson, Robert                        500          500          0.004%     0.000%       0.000%     Relative of
                                                                                                   director Calaway
-------------------------------------------------------------------------------------------------------------------
Thompson, Tyler                         500          500          0.004%     0.000%       0.000%     Relative of
                                                                                                   director Calaway
-------------------------------------------------------------------------------------------------------------------
Treasure Rockhound    Bus.              75,000       75,000       0.634%     0.000%       0.000%     Principal is
Land, Inc.            Consultants;                                                                   Employee
                      Don
                      Mastropietro,
                      Pres.
-------------------------------------------------------------------------------------------------------------------
Trujillo, Javier                        158          158          0.001%     0.000%       0.000%     Relative of
                                                                                                   director Calaway
-------------------------------------------------------------------------------------------------------------------
Tucker, Jess G.                         85,750       85,750       0.724%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Tucker, Jeff &                          10,000       10,000       0.084%     0.000%       0.000%
Black, Gerald, JT
-------------------------------------------------------------------------------------------------------------------
Turner, Robert &                        5,000        5,000        0.042%     0.000%       0.000%     Relative of
Jamie                                                                                              director Hugo
-------------------------------------------------------------------------------------------------------------------
Varelz, Pedro                           1,000        1,000        0.008%     0.000%       0.000%

-------------------------------------------------------------------------------------------------------------------
Werber, Jeffrey                         205,000      20,500       1.732%     1.546%       1.533%       Director
-------------------------------------------------------------------------------------------------------------------

Werber, Victor                          50,000       50,000       0.422%     0.000%       0.000%     Relative of
                                                                                                    Director Werber
-------------------------------------------------------------------------------------------------------------------
Whitford, Ronald E.                     5,000        5,000        0.042%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Williams, Larry                         20,000       20,000       0.169%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Williams, Michael T.                    150,000      150,000      1.267%     0.000%       0.000%     Special SEC
                                                                                                     Legal Counsel
-------------------------------------------------------------------------------------------------------------------
Wright, Karen                           500          500          0.004%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Wright, Lisa                            500          500          0.004%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------
Zeaman, Ian                             1,000        1,000        0.008%     0.000%       0.000%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
135 shareholders                        5,864,290    2,507,895    48.691%    27.269%      27.039%
-------------------------------------------------------------------------------------------------------------------

(1) Each relative resides in a separate household, except Adam, Mr. Cohen's son.
Each relative has sole dispositive and voting power with respect to these shares. There are no agreements or understandings, written or oral, between or among Mr. Calaway and his relatives, Mr. Cohen and his relatives, Mr. Hugo and his relatives, and Ms. Bray and her relatives concerning the disposition or voting of these shares.

                                       23

Selling Shareholders Who Own Preferred Shares

------------------------- ------------ ------------ --------------------- --------------------- -------------------
Name                      Total        Shares       Additional Shares     Additional Shares     Relationship (1)
                          Preferred    Registered   of Common Stock if    of Common Stock if
                          Shares                    Preferred Stock is    Preferred Stock is
                          Owned                     Converted at Minimum  Converted at Maximum
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Ahrens, Dale              10,000       10,000       10,000                20,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Bornstein, Michael        1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Bray, H. Scott            5,000        5,000        5,000                 10,000                Relative of VP Bray
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Eaton, John               1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Ferrante, Pasquale        1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Giardino, John            2,500        2,500        2,500                 5,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Gleason, Naomi &          1,000        1,000        1,000                 2,000
Stapleton, Shannon
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Greengross, Paul          1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Hogue, Daryl              5,000        5,000        5,000                 10,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Hugo, Robert & Janna      15,000       15,000       15,000                30,000                Relative of
                                                                                                Director Hugo
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Kellogg, Gail             7,500        7,500        7,500                 15,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Maltzer, Mark             25,000       25,000       25,000                50,000                Director
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Martinazzo, Giovanni      1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
MacFarlane, Euan          2,000        2,000        2,000                 4,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
McLoughlin, Diedre        2,000        2,000        2,000                 4,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
McNabb, David             2,000        2,000        2,000                 4,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Peatt, William T.         1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Perchetti, Michael        5,000        5,000        5,000                 10,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Rife, Pat                 1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Rundquist, James          1,250        1,250        1,250                 2,500
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Rust, Marj                2,000        2,000        2,000                 4,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Salib, Adel               1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Scarpa, Mario             2,500        2,500        2,500                 5,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Schneider, Stephen B.     1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Stoddard, David           2,500        2,500        2,500                 5,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Wainwright, Eric          1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------
Willman, James            1,000        1,000        1,000                 2,000
------------------------- ------------ ------------ --------------------- --------------------- -------------------

------------------------- ------------ ------------ --------------------- --------------------- -------------------
------------------------- ------------ ------------ --------------------- --------------------- -------------------
27 shareholders, of       101,250      101,250      101,250               202,500
which 4 also own common
stock being registered
for resale.
------------------------- ------------ ------------ --------------------- --------------------- -------------------

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We have been advised by the state of Pennsylvania that our securities will be automatically qualified for secondary trading in Pennsylvania without any filing, review or approval after this registration statement is declared effective.

We will need to secure a qualification or exemption for secondary trading in the following additional states: Alabama, California, Minnesota, Tennessee and Wisconsin. We are in the process of contacting these states and will make all necessary filings prior to the effective date of this registration statement.

All our shareholders currently reside in these states.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

                              PLAN OF DISTRIBUTION

Selling shareholders are offering up to 2,507,895 shares of common stock and up to 202,500 shares of common stock convertible under Class A preferred stock. The selling shareholders will offer their shares at $4.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities. Our shares do not have priority for sale over the shares of our selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a Rule 424(b) prospectus disclosing such matters.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing and thus this qualification until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We have been advised by the state of Pennsylvania that our securities will be automatically qualified for secondary trading in Pennsylvania without any filing, review or approval after this registration statement is declared effective.

We will need to secure a qualification or exemption for secondary trading in the following additional states: Alabama, California, Minnesota, Tennessee and Wisconsin. We are in the process of contacting these states and will make all necessary filings prior to the effective date of this registration statement.

All our shareholders currently reside in these states.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

                                LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation, death, or removal. Our directors and executive officers are as follows:

Philip M. Cohen      54       President, Chairman, Chief Executive Officer,
                              Secretary, and Treasurer
Daniel V. Hugo       44       Vice President Network Services, Director
Jeffrey I. Werber    48       Director
James C. Calaway     71       Director
Bernard J. Kouma     67       Director
John Sfondrini       55       Director
Mark C. Maltzer      52       Director
J. Holt Smith        62       Director
David Benedict       63       Director

Philip M. Cohen - Chairman, President, Chief Executive Officer, Secretary, and Treasurer
------------------------------------------------------------------------------

As founder and President of PetCARE Television Network, Philip Cohen has served at its Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer since March 2000. Previously, from January 1996 to March 2000, Mr. Cohen served as President of Nightwing Entertainment, Inc., an entertainment marketing company. Mr. Cohen is a partner in Veterinary Marketing Services, Inc., an unaffiliated company that markets high-tech medical equipment to the veterinary profession. Since 1986, Mr. Cohen has been producing educational programming for veterinary client education programs and parent education programs. Mr. Cohen earned his BA and MBA from LaSalle University.

Daniel V. Hugo - Vice President Network Services and Director
-------------------------------------------------------------

Mr. Hugo was elected as a Director of PetCARE Television Network and then appointed as it Vice President Network Services in June 2002. From February 2001 to March 2002, Mr. Hugo served as Chief Technology Officer for Apex Security Group, a network solution provider. From August 1998 to January 2001, Mr. Hugo served as Director of Development for Colorado Mountain College. Since 1995, Mr. Hugo has worked with Philip Cohen in his educational programming endeavors. Mr. Hugo earned a Bachelor's Degree in Arts and Science from the University of Denver.

Bernard J. Kouma - Director
---------------------------

Mr. Kouma was elected as a Director of PetCARE Television Network in June 2002. From February 1961 to June 1976, Mr. Kouma served as Controller, and later as Vice President Finance, with Norden Laboratories, a veterinary biological and pharmaceuticals company. In 1988, Mr. Kouma founded AVLS, Inc., an unaffiliated company where he continues to serve as President, and distributes practice management tools for the veterinary profession. Since 1998, Mr. Kouma has served as President of Veterinary Marketing Services, Inc., a company that markets high-tech medical equipment to the veterinary profession. Mr. Kouma earned his CPA certificate at the NBI Institute in Lincoln, Nebraska.

James C. Calaway - Director
---------------------------

Mr. Calaway was elected as a Director of PetCARE Television Network in June 2002. Previously, Mr. Calaway founded Edge Petroleum (an oil and gas exploration and development company) in 1986 and served as its Chief Executive Officer and Chairman until his retirement in 1995. Mr. Calaway is a graduate of the University of Texas where he earned his Bachelor's Degree in Business and his Law Degree.

Dr. Jeff Werber - Director
--------------------------

Jeff Werber, D.V.M. is a Director of PetCARE Television Network. Dr. Werber earned a Zoology degree from the University of California at Berkley, and earned his Veterinary Medical Degree from University of California at Davis in 1984. Since 1986, Mr. Werber has owned and operated a veterinary hospital in Los Angeles, California.

John Sfondrini - Director
-------------------------

John Sfondrini has served as a director of PetCARE Television Network since March 17, 2003. Since 1987, Mr. Sfondrini has served as the general partner of Edge Group, a general partnership comprised of limited partnerships that own natural gas producing properties. He is also the managing member of Pet Edge, LLC, a Connecticut limited liability company formed solely to fund our business plan that has loaned and committed to loan us approximately $1.3 million under note purchase and security agreements. Mr. Sfondrini became a director pursuant to the terms of the notes which provide that Pet Edge may designate a board member of their choosing. Mr. Sfondrini has served as director of Edge Petroleum Corp. since December 1996 and prior to that as a director of its predecessors from 1986. Mr. Sfondrini earned his B.S. in Finance from the University of Pennsylvania, and graduated from Wharton School of Commerce and Finance in 1970.

Mark C. Maltzer - Director
--------------------------

Mark C. Maltzer has served as a director of PetCARE Television Network since March 17, 2003. Since January 1998 he has been a physician practicing with PCC Medical Group of Sacramento, Inc. where he also serves as Medical Director. Dr. Maltzer earned an A.B. in Biology from Oberlin College in Oberlin, Ohio in 1972. He earned his M.D. from the University of Michigan Medical School in 1976. He is board certified in obstetrics and gynecology.

J. Holt Smith - Director
------------------------

J. Holt Smith was elected as a director on June 10, 2003. Since June, 2000, Mr. Smith has been a partner in the law firm Kelly Lytton & Vann, LLP in Los Angeles, California specializing in the areas of corporate law, mergers and acquisitions, and securities. From June 1967 to June 1979, Mr. Smith was a partner of McDonald, Sanders, Ginsburg, Phillips, Maddox & Newkirk in Fort Worth, Texas. In 1979 Mr. Smith served as Vice President of the United States Trust Company of New York. He was also head of the securities department of the Los Angeles law firm on Bushkin, Gaims, Gaines & Jonas from June 1980 to July 1988. From July 1998 to June 2000, he was founder/owner of Smith & Associates, a law firm located in Los Angeles, CA. Mr. Smith holds two degrees from Vanderbilt University (B.A. 1963, LL.B. 1966). He was admitted to the California Bar in 1980; the Tennessee Bar in 1966, and the Texas Bar in 1967. Mr. Smith has been admitted to practice in the United States District Court, Northern District of Texas.

David Benedict - Director
-------------------------

David Benedict was elected as a director of PetCARE Television Network on June 10, 2003. He has been involved with PetCARE as a member of Pet Edge, LLC, a Connecticut limited liability company formed to fund PetCARE's business plan. Since 1987, Mr. Benedict has served as a Managing Director of Capital Markets with First Albany Corporation, an investment and banking firm. Prior to working at First Albany, Mr. Benedict worked in the securities industry in various capacities since 1970 with several firms including Dillon Read, Bear Stearns and Oppenheimer & Co. Mr. Benedict served as a director of Edge Petroleum Corporation, an oil and gas exploration and development company, from December 1996 until June 2002. Mr. Benedict received a BS and a BA from Lehigh University in 1962.

Directors serve for a one-year term. Our Bylaws were amended on June 10, 2003 to increase the maximum number of directors from seven to nine. Currently, we have nine members on our Board of Directors.

Board Committees
----------------

We currently have no compensation committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Family Relationships
--------------------

There are no family relationships among our officers or directors.

Legal Proceedings
-----------------

We are not aware that any officer, director, or persons nominated for such positions, promoter or significant employee, has been involved in legal proceedings that would be material to an evaluation of our management.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this Supplement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.


------------------------------------- ------------------------------------------- --------------- ------------
Shareholder & Address                 Position with Company                       # of Shares     Percentage
------------------------------------- ------------------------------------------- --------------- ------------
Philip M. Cohen(1)                    Chairman, President, CEO, Secretary,        3,807,447       32.2%
17324 Whirley Rd.,                    Treasurer
Lutz, FL  33567
------------------------------------- ------------------------------------------- --------------- ------------
Sondra Topper(2)                      None                                        3,807,447       32.2%
17324 Whirley Rd.,
Lutz, FL  33567
------------------------------------- ------------------------------------------- --------------- ------------
James C. Calaway                      Director                                    2,300,000       19.4%
1023 Heritage Drive
Carbondale, CO  81623
------------------------------------- ------------------------------------------- --------------- ------------
Bernard J. Kouma                      Director                                    50,000          0.4%
3430 Hillside St.
Lincoln, NE  68506
------------------------------------- ------------------------------------------- --------------- ------------
Jeff Werber                           Director                                    205,000         1.7%
9300 Duxbury
Los Angeles, CA  90034
------------------------------------- ------------------------------------------- --------------- ------------
John Sfrondrini(3)(6)                 Director                                    5,589,431       32.1%
36-16 Catoonah St.
Ridgefield, CT  06877
------------------------------------- ------------------------------------------- --------------- ------------
Mark C. Maltzer(4)                    Director                                    218,252         1.8%
5881 Wedgewood Drive
Granite Bay, CA  95746
------------------------------------- ------------------------------------------- --------------- ------------
Teresa J. Bray                        Vice President Corporate Administration     864,545         7.3%
321 N. Kentucky Ave., #1
Lakeland, FL  33801
------------------------------------- ------------------------------------------- --------------- ------------
Daniel V. Hugo                        Vice President, Director                    573,395         4.8%
2820 Hager Lane, #1C
Glenwood Springs, CO 81601
------------------------------------- ------------------------------------------- --------------- ------------
J. Holt Smith                         Director                                    0               0
1900 Avenue of the Stars
Los Angeles, CA  90067
------------------------------------- ------------------------------------------- --------------- ------------
David Benedict(7)                     Director                                    203,252         1.7%
20 Linden St.
Wellesley, MA  02482
------------------------------------- ------------------------------------------- --------------- ------------
Richard J. Diamond(5)                 None                                        1,274,989       10.8%
1517 E. Seventh Ave., #F
Tampa, FL  33605
------------------------------------- ------------------------------------------- --------------- ------------
All directors and named executive                                                 13,608,070      77.2%
officers as a group (10 persons)(6)
------------------------------------- ------------------------------------------- --------------- ------------

-------------------
(1) This amount includes 3,000,000 shares currently owned by Mr. Cohen's wife, Sondra Topper, and 59,000 shares owned by Mr. Cohen's son residing at his household. This amount does not include a total of 566,862 shares owned by Mr. Cohen's other three children, who are of majority age and do not reside with him, to which Mr. Cohen disclaims beneficial ownership.

(2) Sondra Topper is the wife of Philip M. Cohen, the Company's President. This amount includes 3,000,000 shares currently owned by Ms. Topper and 59,000 shares owned by Mr. Cohen's son, as describe above to which Ms. Topper also claims beneficial ownership. This amount does not include a total of 566,862 shares owned by Mr. Cohen's other three children, who are of majority age and do not reside with him, to which Mr. Cohen disclaims beneficial ownership.

(3) This amount represents 5,589,431 shares due upon conversion of notes totaling $1.375 million to Pet Edge, LLC and were added to the total issued and outstanding shares bringing the total shares outstanding for this calculation to 17,425,431. This amount is excluding any shares due upon conversion due to payment of accrued interest. This amount includes all shares due upon conversion to Pet Edge based upon Mr. Sfondrini's being its managing partner.

(4) This amount includes 203,252 shares due upon conversion of the note to Mark Maltzer and were added to the total issued and outstanding shares bringing the total shares outstanding for this calculation to 12,039,252. This amount is excluding any shares due upon conversion due to payment of accrued interest. This amount does not include the 25,000 shares of Series A Preferred Stock purchased by Mark Maltzer which will be converted into common shares ten days after our common stock begins trading.

(5) This amount represents 1,000,000 common shares owned by Mr. Diamond. It also represents 124,989 shares owned by Deer in the Headlights Graphics, Inc., a corporation owned by Mr. Diamond's wife and an additional 1,000 shares owned by Mr. Diamond's wife individually. It also includes 150,000 shares owned by Apogee Business Consultants, LLC, a limited liability company of which Mr. Diamond is a co-owner.

(6) This amount includes 5,589,431 shares due upon conversion of the notes to Pet Edge, LLC and 203,252 shares due upon conversion of the notes to Mark Maltzer which were added to the total issued and outstanding shares bringing the total shares outstanding for this calculation to 17,633,683.

(7) This amount includes 203,252 shares due to Mr. Benedict based on his ownership percentage in Pet Edge due upon conversion of the Pet Edge notes, and this amount was added to the total issued and outstanding shares bringing the total shares outstanding for this calculation to 12,039,252. This amount is excluding any shares due upon conversion due to payment of accrued interest.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 11,836,000 shares of common stock outstanding as of September 25, 2003.

                            DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in its entirety. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock
------------

We are authorized to issue 50,000,000 shares of common stock with $.0005 par value per share. As of the date of this registration statement, there were 11,836,000 shares of common stock issued and outstanding held by 139 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock
---------------

We are authorized to issue 10,000,000 shares, no par value preferred stock. As of the date of this registration statement, there are 1,500,000 shares of Series A Convertible Preferred Stock authorized, of which 101,250 are outstanding.

Preferred stock may be issued with preferences and designations as the Board of Directors may from time to time determine. The board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

                            INTEREST OF NAMED EXPERTS

Our Financial Statements, as of December 31, 2002 and December 31, 2001 and for the years then ended, and for the period from inception (October 2, 1989) to December 31, 2002 which are included in this registration statement and prospectus have been audited; and our Financial Statements as of June 30, 2003 and for the three months then ended and for the period from inception (October 2, 1989) to June 30, 2003 included in this registration statement and prospectus have been reviewed by Baumann, Raymondo & Co., P.A., independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm as experts in accounting and auditing.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida. Michael T. Williams, principal of Williams Law Group, P.A., owns 150,000 shares of our common stock, which are being registered under this registration statement.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                           FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

Business Development
--------------------

We were originally incorporated in Florida on October 2, 1989 as Transition Lifestyle Consultants, Inc. From 1989 to 1997, we did not implement our business plan, had no operations, and were inactive. Thereafter, we unsuccessfully attempted to implement several business plans through merger or acquisition and are currently attempting to implement a new business plan for our current business:

--------------------------------------------------------------------------------------------------------
Date            Business                                           Status
--------------------------------------------------------------------------------------------------------
Early 1997      Southeast Tire Recycling Acquisition, Inc. -       Merger never closed
                Tire Recycling
--------------------------------------------------------------------------------------------------------
April 2000      Y2K Recordings, Inc. - Recording Studio            Merger closed; business unsuccessful;
                                                                   operations discontinued in December
                                                                   2000
--------------------------------------------------------------------------------------------------------
June 2001       Savage Mojo, Inc. - Computer Video Game            Merger closed; business unsuccessful;
                                                                   operations discontinued in May 2002
--------------------------------------------------------------------------------------------------------
June 2002       PetCARE Television Network, Inc. - Educational     New business plan- Development of
                programming for veterinarian offices               business continuing
--------------------------------------------------------------------------------------------------------

Our primary goal is to provide educational programming regarding animal health and welfare to veterinarian offices nationwide to be viewed by pet owners, and to provide an advertising medium for commercial advertisers who will target their goods and services to the pet owner consumers. We do this by providing pre-programmed DVD's in veterinary waiting rooms that present continuous, educational programming in an entertaining manner interspersed with commercial advertising. We provide a TV and DVD player and a quarterly DVD magazine to each veterinary office that subscribes to our service.

Since the commencement of the implementation of our current business plan, we have devoted our activities to the following:

     o    Raising capital;
     o    Producing our programming;

     o    Securing advertisers for our programming;
     o    Securing equipment;
     o    Producing  marketing  materials for veterinarians  and advertisers;
     o    Contracting for required Neilson rating surveys;
     o    Securing veterinary office locations to show our programming;
     o    Shipping equipment and educational programming to veterinarians.

We have expended $1,513,000 through June 30, 2003 in developing our business plan which includes placing systems in approximately 3,000 veterinary offices, and completed the production, replication, and delivery of three DVD magazines with unpaid advertising from six advertisers. We have oneadvertising contracts for $6,000 although no revenues have been received under thecontract. To date, no revenues have been generated from subscription sales to veterinarian offices.

Our Educational Programming
---------------------------

We produce a quarterly video magazine to be distributed to veterinary offices. Each magazine is on a DVD with approximately 20 educational segments interspersed with approximately the same number of commercial advertising spots (consisting of 30-second commercials), billboards (consisting of 12-second static visual; a picture that doesn't move, identifying a product brand or company), and public service announcements.

We have completed the production of, and shipped to our subscribers, our first two quarterly DVD's. The first quarter programming includes 19 educational segments and 8 non-paying, test commercial advertising spots, and one billboard. The educational segments are entitled: Physical Exams, Pet First Aid, Initial Vaccinations, Flea Control, Arthritis, Allergies, Aging Pets, Obesity, Dental Health, Ear Problems, Internal Parasites, Heartworm Protection, Pet ID's & Chip Implants, Skin Problems, Glaucoma Testing, Traveling with Your Pet, Spay/Neuter, Crating/House Training, and Vaccinations & Boosters.

The advertisers for the 8 non-paid commercial spots on the first quarterly DVD are Nestle, Fox Home Video, Purina, and Antech Diagnostics. Nestle, Fox Home Video, and Purina have more than one product advertised. It is anticipated that the non-paid commercial advertising spots will continue through December. To date we have sold one test-advertising spot for the third quarter programming for $6,000. The commercial advertising spots are produced by the advertiser and provided to us at no cost. We are continuing to present our commercial advertising program to sponsors and ad agencies, although we do not expect to generate any further revenues from commercial advertising until the first quarter of 2004.

The second quarter programming includes 22 educational segments produced by us, one educational segment produced by American Veterinary Medical Association, and four educational segments produced by the American Humane Society of the United States. The advertisers for the 8 non-paying, test commercial advertising spots and billboards were Bio-Med Technologies, Nestle, Fox Home Video, Purina, and Antech Diagnostics. The 22 educational segments produced by us include a carryover of all of the segments from the first quarter; with three of those segments being re-shot, and the addition of three new segments entitled: Your New Dog, Your New Cat, and Indoor vs. Outdoor Cat.

The third quarter programming includes 24 educational segments produced by us, two educational segments produced by American Veterinary Medical Association, and five educational segments produced by the American Humane Society of the United States. The advertisers for the 15 test commercial advertising spots and billboards were Bio-Med Technologies, Nestle, Fox Home Video, Purina, and Antech

Diagnostics. Of these spots, only one is paying for $6,000. The 24 educational segments produced by us include a carryover of all of the segments from the second quarter, with two of those segments being re-shot, and the addition of two new segments entitled: Litter Training and Pet Buddies. Delivery of the programming to subscriber offices will be on October 1, 2003.

We anticipate the fourth quarter programming will include 27 educational segments produced by us, two educational segments produced by American Veterinary Medical Association, and eight educational segments produced by the American Humane Society of the United States. Although we anticipate that the advertisers for the fourth quarter programming will be expanded from the previous quarter, they will not be confirmed until the end of the fourth quarter. The 27 Educational segments produced by us include a carryover of all of the segments from the third quarter, with 2 of those segments being re-shot, and the additional of three new segments. Two of those segments are entitled:
Heartworm Prevention for Cats and Heartworm Prevention for Dogs. The third new segment has not yet been identified.

Our educational programming segments are produced by us. The first quarterly DVD was completed at an approximate cost of $51,000. The programming costs for the second quarter were approximately $40,000. We anticipate that the programming costs for the third and fourth quarter will be approximately $40,000 each. The cost of replicating the DVD's is $3.30 each including delivery to the veterinarian's office.

Under a purchase order dated March 17, 2003 to RTI, Inc. we purchased 3,000 systems,(each system including a TV and a DVD player). The terms of the purchase order call for RTI, Inc. to drop ship the systems from the equipment supplier directly to the subscriber veterinarian's office. Shipments can be fulfilled within a seven day period from RTI, Inc.'s facilities located in Nebraska and Tennessee. The cost per system, including delivery directly to the veterinarian office, is $184.00.

Marketing to Subscribers
------------------------

By using a combination of trade show presence, cross promotion with veterinary product distributors, direct mail of sample programming, press releases, and advertising, we will notify the veterinary community that a three-year subscription to the quarterly video magazine is available. By signing our subscription agreement, each veterinarian subscriber commits to prominently display the system in its reception area and to play our programming during all client office hours. Our programming provides the flexibility of closed captioning in English or Spanish at the option of each subscribing office.

The target market for our programming services are veterinary practices. According to the American Veterinary Medical Association (avma.org), there are 17,000 small animal practices nationwide. In order to reach this market of 17,000 practices, we estimate that it will cost approximately $250,000 annually to reach 1,000 additional paying subscribers per year. This figure includes one additional employee, and expenses for tradeshows, advertising, and direct mailings, which amount is not solely exclusive to reaching this market.

We now have our systems in place in 2,727 veterinary offices in all fifty states and the District of Columbia. Our subscribing practices range from 1 veterinarian to 27 per hospital. Although we have not conducted any formal marketing studies other than to place our systems in these offices, only 76 of the offices in which we originally placed our systems have asked that they be removed.

In our original plan, we intended to begin selling subscriptions in July 2003 to veterinary offices for $299 for a three-year subscription which included the loan of a TV/DVD system and a quarterly DVD magazine. The first 3,000 three-year subscriptions were provided by us at no cost to the veterinarian in order to develop a subscriber base to create sufficient interest to attract advertisers as well as future paying subscribers. As a result of our efforts to place these systems, we have subsequently learned that many veterinary practices already have TV systems in place, but want to purchase our programming. We have therefore, changed our subscriber pricing structure to offer the veterinarian two options:

     o    a subscription of our DVD program for $99 per year; or
     o a three-year subscription for $297 which includes the loaner system, technical support, service and replacement of equipment, if needed.

Subscription sales were to begin on July 20, 2003 at the American Veterinary Medical Association's Annual Conference held in Denver, Colorado, however, we have now determined to offer our new subscriptions on a complimentary basis until the North American Veterinary Conference which will be held in January, 2004. At that time, we plan to begin selling our subscriptions and anticipate revenues from subscription sales to begin immediately thereafter. Currently we have 2,727 complimentary subscriptions in place.

Selling to Commercial Advertisers
---------------------------------

We will sell up to 24 commercial spots to national advertisers by offering to capture the attention of their specifically targeted audience in the veterinary waiting room at a cost effective rate. We provide advertisers the ability to place their commercial advertising spots on a quarterly basis. Each 30-second commercial is shown once every hour.

Although we previously believed that potential advertisers would require us to complete a media compliance audit with Nielsen Media Research rating service before they paid for advertising, we have found that no potential advertisers have insisted on the audit, although they have indicated that they would pay us higher rates if we had an audit. We still intend to have this audit completed and anticipate that the audit process will begin in January 2004 with the anticipated delivery date of the audit being June 2004.

In order to begin this process, we must supply Nielsen Media Research with an accurate list of subscriber locations including name, address, phone number, hours of operation, and driving directions. We are in the process of verifying this information on all our subscribers. Once Nielsen Media Research receives this information, they will develop a series of factors which includes a statistically valid sampling of operating systems within our network, the study protocol to develop the sampling, the actual count of the sampling, completion of the analysis, write their opinion overview, and deliver the audit. The results of this media compliance audit will take approximately six months to complete once the protocol is in place. We anticipated the media audit to be completed and delivered to our advertisers in the first quarter of 2004 and advertising sales to begin shortly thereafter using new rates established through the media audit based upon, among other factors, number of times ads are viewed as shown in the audit. Until the rating service has completed its audit and our rate card is validated, we plan on charging $45,000 for a 30-second commercial and $9,000 for a 12-second billboard, subject to reductions which may be negotiated on a case by case basis. This is approximately $5 per thousand viewers, which is 50% of what we believe we will be able to charge when the audit is completed. This rate will be guaranteed through 2004, and any rate increase resulting from the audit will not go into effect until 2005. We anticipate charging for advertising beginning with the programming for the first quarter.

COMPETITION
-----------

Our business involves the use of continuously presented educational programming interspersed with commercial advertising placed in the waiting rooms of veterinary offices, also called placed-based media. Only one other start-up company is offering place-based media in veterinary offices. DVMtv, Inc. has just begun to market their company's services in which a subscribing veterinarian must pay an annual fee plus $22.99 per month for satellite delivered continuing education for the doctor, training for the staff, and advertiser supported client education for the waiting room audience. Each doctor must purchase his own TV and make arrangements for free satellite dish installation from DISH Network. Their number of subscribers is unknown and they have no known advertisers. We also compete for advertising with traditional television, radio, and print media, such as the Animal Planet channel on cable television animal oriented magazines. Many of our competitors have advantages over the services that we now offer, including significantly greater brand recognition, a larger sales force, customer bases, longer operating histories, and financial and other resources.

Although the use of this place-based media is a relatively new forum for advertisers, it is already in use in human medical waiting rooms by AccentHealth (www.accenthealth.com). Our plan is to take the same concept to veterinary waiting rooms based on the assumption that because the environment is similar and the viewer is similar in demographics, the advertisers will be equally accepting of our plan.

We plan to compete by providing advertisers with a captive, targeted audience of individuals bringing their animals to veterinarians for treatment. As commercials on our network are aired in veterinary waiting room on a TV/DVD system where the channel cannot be changed by the viewer, the volume cannot be changed by the viewer, and it is typically in a room with no sight barriers, and in which the viewer has little else to occupy themselves. We believe that in airing a commercial to this highly targeted captive audience, the advertiser is offered an opportunity that cannot currently be matched by our competitors.

Patents, Trademarks, and Licenses
---------------------------------

We do not have any patents, trademarks, or licenses, nor do we contemplate any in the future for our services. Our quarterly programming is copyrighted.

Government Approvals
--------------------

There are no government approvals needs for our services.

Employees
---------

We currently have the following full-time employees:
Operations        2
Management        3
Sales             2

We currently employ one part-time employee. We plan on adding one new employee in Sales and one new employee in Operations before the end of the year.

We have no collective bargaining agreements. We consider our relationship with our employees to be excellent.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Overview
--------

PetCARE Television Network, Inc. was organized as a Florida corporation on October 2, 1989. We are a development stage company, and as such have devoted most of our efforts since inception in developing our business plan, issuing common stock, obtaining financing, establishing our accounting systems, and other administrative functions.

Our primary goal is to provide educational programming regarding animal health and welfare to veterinarian offices nationwide to be viewed by pet owners, and to provide an advertising medium for commercial advertisers who will target their goods and services to the pet owner consumers. We do this by providing pre-programmed DVD's in veterinary waiting rooms that present continuous, educational programming in an entertaining manner interspersed with commercial advertising. We provide a TV and DVD player and a quarterly DVD magazine to each veterinary office that subscribes to our service.

From inception (October 2, 1989) through mid-2002, our predecessor companies embarked on several business opportunities with little success. From inception through June 30, 2003, we generated approximately $6,000 in revenue, none of which were a result of current operations. Therefore, the items set forth below reflect comparisons to total expenses.

Our website (www.petcaretv.com) was developed in cooperation with Ideas Unlimited, a company that develops and maintains websites. We use our website primarily as an information tool for prospective subscribers and advertisers who can log on to find out about our business. Prospective subscribers are allowed to view our current programming, review our subscription process, and subscribe to our services online using a credit card. Once they have subscribed and received their equipment, they may visit our website for frequently asked questions and directions/installation instructions. Ideas Unlimited provides us with information on a monthly basis regarding visits to our website and what type of information was accessed. Nothing on our website is part of this prospectus.

Results of Operations - Inception (October 2, 1989) to March 31, 2003
---------------------------------------------------------------------

From inception to June 30, 2003, we had operating losses totaling $1,131,344. For the period, our costs relating to salaries and professional services totaled $686,621 or 60%of total expenses. Travel and entertainment costs totaling $113,524 or 10%, and DVD programming costs totaling $87,872 or 8% of total expenses, were also incurred during the period. Marketing expense totaled $70,183 or 6% of total expenses. The remainder of general and administration expenses totaled $112,909 or 10% of total expenses.

Results of Operations - Twelve Months Ending December 31, 2002
--------------------------------------------------------------

For the twelve months ending December 31, 2002, we had operating losses totaling $497,980. For the period, our costs relating to salaries and professional services totaled $325,694 or 65% of total expenses. Travel and entertainment costs totaling $45,287 or 9%, and DVD programming costs totaling $50,914 or 10% of total expenses were also incurred during the period. Marketing expense totaled $36,236 or 7% of total expenses. The remainder of general and administration expenses totaled $39,849 or 8% of total expenses.

Results of Operations - Three Months Ending March 31, 2003
----------------------------------------------------------

For the six months ending June 30, 2003, we had operating losses totaling $569,955. For the period, our costs relating to salaries and professional services totaled $307,581 or 54% of total expenses. Travel and entertainment costs totaling $62,087 or 11%, and DVD programming costs totaling $36,958 or 6% of total expenses were also incurred during the period. Marketing expense totaled $28,111 or 5%. Depreciation for the period totaled $62,552 or 11 of total expenses. The remainder of general and administration expenses totaled $72,666 or 13% of total expenses.

From inception through June 30, 2003, we incurred interest expense of $34,460. This figure includes $2,582 related to the interest bearing promissory notes in the aggregate amount of $90,000, repaid subsequent to this period, and interest expense of $31,878 accrued on the outstanding $1,375,000 note with Pet Edge.

Set forth below is our plan of operations for the coming 12 months.

----------------------------- ---------------------------------------- -------------------------  ------------
Milestone or Step             Expected Manner of Occurrence or         Date When Step Was/Should  Approximate
                              Method of Achievement                    be Accomplished            Cost
----------------------------- ---------------------------------------- -------------------------  ------------
Implementation of Nielsen     Nielsen Media Research will conduct a    June 2004                  $31,000
Media Research (rating        Media Compliance Audit
service) plan
----------------------------- ---------------------------------------- -------------------------  ------------
Marketing Ramp-up             Improve sales print materials and        July 30 2003               $3,500
                              product presentations for trade shows,   Accomplished:  website
                              website, print ads, aimed at             date, new subscription
                              veterinarian subscribers.                agreement, and new
                                                                       brochure for
                                                                       advertising sales.
                                                                       Other updates are
                                                                       continuing.
----------------------------- ---------------------------------------- -------------------------  ------------

                                       40

----------------------------- ---------------------------------------- -------------------------  ------------
Advertising Ramp-up           Implement advertising program for paid   Oct., 2003                 $5,000
                              advertising spots.
----------------------------- ---------------------------------------- -------------------------  ------------
Increase Subscriber Base      Through trade show presence, cross       Ongoing through Dec.       N/A
                              promotion with veterinary product        2003
                              distributors, direct mail of sample
                              programming, press release, advertising,
                              and our website.
----------------------------- ---------------------------------------- -------------------------  ------------
Production                    Complete programming, replication, and   October, 2003              $40,000
                              delivery of third quarterly DVD.
                              Programming completed August 28, 2003.
                              Delivery of programming is scheduled
                              for October 1, 2003.
----------------------------- ---------------------------------------- -------------------------  ------------
Production                    Complete programming, replication, and   November, 2003             $25,000
                              delivery of fourth quarterly DVD. We
                              anticipate shooting to be scheduled near
                              the end of November and delivery of the
                              programming to be the first week of
                              January, 2004.
----------------------------- ---------------------------------------- -------------------------  ------------

Subscription sales were to begin on July 20, 2003 at the American Veterinary Medical Association's Annual Conference held in Denver, Colorado, however, at the request of our Veterinary Advisory Board, we will continue to offer our new subscriptions on a complimentary basis until the North American Veterinary Conference which will be held in January, 2004. At that time, we plan to begin selling our subscriptions and anticipate revenues from subscription sales to begin immediately thereafter.

Although we previously believed that potential advertisers would require us to complete a media compliance audit with Nielsen Media Research rating service before they paid for advertising, we have found that no potential advertisers have insisted on the audit, primarily due to the fact that our base of subscribers is wide spread enough that they can have access to their potential viewers at any time. We still intend to have this audit completed and anticipate that the audit process will begin in January 2004 with the anticipated delivery date of the audit being June 2004.

In order to begin this process, we must supply Nielsen Media Research with an accurate list of subscriber locations including name, address, phone number, hours of operation, and driving directions. We are in the process of verifying this information on all our subscribers. Once Nielsen Media Research receives this information, they will develop a series of factors which includes a statistically valid sampling of operating systems within our network, the study protocol to develop the sampling, the actual count of the sampling, completion of the analysis, write their opinion overview, and deliver the audit. The results of this media compliance audit will take approximately six months to complete once the protocol is in place. We anticipate the media audit to be completed and delivered to our advertisers at the end of the second quarter of 2004 and advertising sales to begin shortly thereafter using new rates established through the media audit based upon, among other factors, number of times ads are viewed as shown in the audit. Until the rating service has completed its audit and our rate card is validated, we plan on charging $45,000 for a 30-second commercial and $9,000 for a 12-second billboard, subject to reductions which may be negotiated on a case by case basis. This is approximately $5 per thousand viewers, which is 50% of what we believe we will be able to charge when the audit is completed. This rate will be guaranteed through 2004, and any rate increase resulting from the audit will not go into effect until 2005. We anticipate charging for advertising beginning with the programming for the first quarter of 2004, with revenues expected in February 2004.

Liquidity and Capital Resources
-------------------------------

We are a development stage company. From our inception in October 1989 to June 30, 2003, we have used approximately $957,000 in operating activities and $557,000 in investing activities which represents acquisition of capital assets including $552,000 in loaner TV and DVD systems, and $5,000 of office equipment. To finance these uses we raised approximately $1,514,000 through the issuance of $1,302,500 of promissory notes and through the sales of $202,500 of preferred stock and $9,070 common stock through June 30, 2003. As a result, at June 30, 2003 we had a net working capital deficit of approximately $155,000.

On March 10, 2003, May 28, 2003, June 6, 2003, and July 1, 2003 we entered into note purchase and security agreements with Pet Edge, LLC, a Connecticut limited liability company ("Edge"). Edge was organized for the sole purpose of funding our business plan. Under the terms of the notes, Edge loaned us $1,000,000, $50,000, $50,000, and $275,000 respectively with simple interest at the rate of ten percent per annum. We have received all funds under our notes and security agreements with Pet Edge. All principal and accrued interest on the notes is due March 9, 2006, May 27, 2006, June 5, 2006, and June 30, 2006 respectively. The notes may not be prepaid in whole or in part without the written consent of the Holder. To secure our obligations under the notes, we granted Edge a first priority security interest on all of our assets, now owned and acquired during the term of the notes.


As of October 22, 2003, we had cash on hand of approximately $26,000 which is sufficient to satisfy our operating requirements through mid-November, 2003. To satisfy our operating requirements through mid-November, 2004, we estimate that we will need an additional $700,000. We currently have received one advertising contract for $6,000 on which we received payment in October 2003, which should satisfy our operating requirements through approximately the end of November, 2003. If we do not generate these or other revenues or secure debt or equity financing before the end of November, 2003, we will be unable to sustain our current level of operations and may have to cut back or shut down our operations at that time.

To the extent fundamental changes in our liquidity as set forth above occur, we will file a post effective amendment to this registration statement disclosing the fundamental changes. If we file a post effective amendment, no shares which are subject to this registration statement may be sold and no capital formation activities may occur until the post effective amendment is declared effective.

If we cut back or shut down operations due to a shortage of operating capital, we will be in default under the Pet Edge notes in the following circumstances, among others:

     o Admit in writing our inability to pay our debts generally as they mature
     o    Fail or be unable to pay our debts as they mature

Upon notice being given, all defaults are subject to a 15-day cure period, after which Pet Edge, at its sole discretion, can waive any action or proceed to foreclose on all of our assets. If they foreclose, you will lose your entire investment.


We intend to raise additional funds from an offering of our stock in the future. We have not taken any steps to effect this offering. The offering may not occur, or if it occurs, may not generate the required funding. We may also consider securing debt financing. We may not generate operating cash flow or raise other equity or debt financing sufficient to fund this amount. If we don't raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated.

On June 10, 2003, we entered into a note purchase agreement with one of our directors, Mark Maltzer. Under the terms of the note, Dr. Maltzer agreed to loan us $50,000 with simple interest at a rate of ten percent per annum. All principal and accrued interest is due June 9, 2006.

On May 16, 2002, we issued a non-interest bearing promissory note to James Calaway, a member of our board of directors, for a loan from him of $100,000. The repayment of this note is contingent upon the receipt of funds received under the 506 private placement, concluded prior to the date of filing of this registration statement, with periodic payments to be made to Mr. Calaway as follows: $10,000 due after the first $300,000 is received; $10,000 due after the next $100,000 is received; $10,000 due after the next $100,000 is received, $35,000 due after the next $100,000 is received; and the remaining $35,000 due after the next $100,000 is received. As an inducement for Mr. Calaway's consent to enter into a lock-up agreement of his 2,300,000 shares relative to the Pet Edge, LLC loan, we amended the repayment provisions of his note on February 6, 2003 to be 10% of all investment funds received, excluding loans from Pet Edge, LLC. As of May 15, 2003, the principal balance is $91,500.

In June, 2002, we issued non-interest bearing promissory notes as follows:

     o    Daniel V. Hugo, an officer and director, for a loan from him of
          $25,000
     o    Robert and Janna Hugo for a loan from them of $6,000
     o    Robert and Jamie Turner for a loan from them of $5,000

The repayment of these notes is contingent upon the receipt of funds received under the 506 private placement concluded prior to the date of filing of this registration statement, with periodic payments to be made to the holders as follows: 10% due after the first $300,000 is received; 10% due after the next $100,000 is received; 10% due after the next $100,000 is received, 35% due after the next $100,000 is received; and the remaining 35% due after the next $100,000 is received. As of May 15, 2003, the aggregate principal balance on these notes is $36,000.

We are not in default on any loans outlined in this section.

                             DESCRIPTION OF PROPERTY

On August 19, 2003, we entered into a five-year lease agreement with Liberty Property Limited Partnership for approximately 3,800 square feet of office/warehouse space located at 8406 Benjamin Road, Suite C, Tampa, Florida 33634 where we relocated our corporate office on September 26, 2003. The monthly lease amount is approximately $3,000.00. These offices are in good condition.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 16, 2002, we issued a non-interest bearing promissory note to James Calaway, a member of our board of directors, for a loan from him of $100,000. The repayment of this note is contingent upon the receipt of funds received under the 506 private placement concluded prior to the date of filing of this registration statement, with periodic payments to be made to Mr. Calaway as follows: $10,000 due after the first $300,000 is received; $10,000 due after the next $100,000 is received; $10,000 due after the next $100,000 is received, $35,000 due after the next $100,000 is received; and the remaining $35,000 due after the next $100,000 is received. We also issued Mr. Calaway 2,355,158 shares of common stock as an incentive for the value received, for which we granted him piggyback registration rights. As an inducement for Mr. Calaway's consent to enter into a lock-up agreement of his 2,300,000 shares relative to the Pet Edge, LLC loan, we amended the repayment provisions of his note on February 6, 2003 to be 10% of all investment funds received, excluding loans from Pet Edge, LLC. As of June 30, 2003, the principal balance is $91,500. Mr. Calaway serves as a director and also as a consultant to us. As a result, there may be certain conflicts of interest that arise because of this relationship. The board of directors has determined that all transactions with Mr. Calaway, including payments under his consulting arrangement and payment on his loan, will require approval of the majority of the board of directors with Mr. Calaway being required to abstain on any of these votes.

On June 1, 2002, we entered into a consulting agreement with James Calaway, a member of our board of directors. The agreement states that Mr. Calaway will provide financial consulting services, at the direction of the board of directors, for the amount of $667 per month until we have received an aggregate of $2.5 million in funding.

On June 5, 2002, we approved the issuance of 748,447 shares of common stock to Philip Cohen in lieu of salary from July 1, 2001 to June 1, 2002.

On June 12, 2002, we issued a non-interest bearing promissory note to Daniel V. Hugo, an officer and director, for a loan from him of $25,000. The repayment of this note is contingent upon the receipt of funds received under the 506 private placement concluded prior to the date of filing of this registration statement, with periodic payments to be made to Mr. Hugo as follows: 10% due after the first $300,000 is received; 10% due after the next $100,000 is received; 10% due after the next $100,000 is received, 35% due after the next $100,000 is received; and the remaining 35% due after the next $100,000 is received. We also issued Mr. Hugo 573,395 shares of common stock as an incentive for the value received, for which we granted him piggyback registration rights. As of March 31, 2003, the principal balance is $25,000.

On March 10, 2003, May 28, 2003, June 6, 2003, and July 1, 2003 we entered into note purchase and security agreements ("Notes") with Pet Edge, LLC, a Connecticut limited liability company ("Edge"). Edge was organized for the sole purpose of funding our business plan. Under the terms of the Notes, Edge loaned us $1,000,000, $50,000, $50,000, and $275,000 respectively with simple interest at the rate of ten percent per annum. We have received all funds under our notes and security agreements with Pet Edge. All principal and accrued interest on the Notes is due March 9, 2006, May 27, 2006, June 5, 2006, and June 30, 2006 respectively. The Notes may not be prepaid in whole or in part without the written consent of the Holder. To secure our obligations under the Notes, we granted Edge a first priority security interest on all of our assets, now owned and acquired during the term of the Notes. If we do not make payments on the Notes when due, we will lose all our assets and will in all probability have to cease operations, meaning a loss of your entire investment.

On May 28, 2003, we issued 5,000 shares of common stock to each member of our Veterinary Advisory Board in their advisory capacities; namely: Jeffrey I. Werber, Gerald M. Snyder, Ronald R. Whitford, Nan L. Boss, R. Chris Blair, W. G. Coombs, Randy P. Carsch, Bernadine Cruz, Mark Maltzer, and Gretchen Becker.


On October 17, 2003, we issued unsecured promissory notes to James Calaway and Mark Maltzer, members of our board of directors, for a loan from each in the amount of $25,000. The notes bear interest at the rate of 10% simple interest per annum. All principal and interest is due 90 days from the date of the notes.


Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. Also, we have not had any transactions with any promoter. We are not a subsidiary of any company.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities
-----------------------------------------

There are no options or warrants outstanding.

2002 Equity Incentive Plan

We have an equity incentive plan available to key employees and consultants of the Company. Under the plan, we may grant options for up to two million shares of common stock. The exercise price of each incentive option is equal to the greater of the fair market value of our stock on the date of grant or the aggregate par value of the stock on the date of grant. In the case of any 10% stockholder, the incentive option price will not be less than 110% of the fair market value on the date of grant. The Compensation Committee of the Board of Directors shall determine the price at which shares of stock may be purchased under a nonqualified option. Options expire ten years from the date of grant, except for those granted to a 10% stockholder, which expire five years from the date of grant. We have granted no options through August 20, 2003.

As an inducement for James Calaway, a director, to lend us $25,000 under a short-term promissory note, which has since be repaid, our President, Philip M. Cohen, agreed on February 6, 2003 to assign to Mr. Calaway all of the shares that Mr. Cohen may be granted under our 2002 Equity Incentive Plan (the "Plan"), until such time as the total number of shares Mr. Calaway receives under the Plan (combined with the shares assigned to him by Mr. Cohen) either (a) total 50% of the shares available to be issued under the Plan or (b) until such time as the Plan expires.

Convertible Preferred Stock
---------------------------

As of the date of this registration statement, there are 1,500,000 shares of Series A Convertible Preferred Stock authorized, of which 101,250 are outstanding. The shares have the following rights and preferences:

o Dividend Provisions. The holders of Series A Preferred Stock will not be entitled to receive any dividends, however, the holders of the Series A Preferred Stock shall be entitled to receive dividends when and if declared by the Board of Directors of the company on an equal share-for-share basis with all outstanding shares of Common Stock.

o Voting Rights. Until or unless the Series A Preferred Stock is converted into Common Stock, no holder of the Series A Preferred Stock shall have any voting rights except as may be required under Florida law.

o Automatic Conversion. All the Series A Preferred Stock will be automatically converted into Common Stock ten days after our Common Stock begins to be quoted on the Pink Sheets. To determine the number of shares of Common Stock which will be issued in exchange for the Holder's shares of Series A Preferred Stock upon conversion, take the price per share of the Series A Preferred of $2.00 and divide it by 50% of the average closing price as reported by the Pink Sheets for the five trading days preceding the date of conversion, or $2.00, whichever is less. The following examples are based on share conversion using the average closing prices of $2.00 and $6.00 respectively:

     o Example One: $2.00 divided by $1.00 (50% of $2.00) = 2 shares of common stock

     o Example Two: $2.00 divided by $3.00 (50% of $6.00) [accordingly use $2.00 as the conversion price as it is lesser]; therefore $2.00 divided by $2.00 = 1 share of common stock

Prior to our common stock trading on the OTC Bulletin Board, the holders of the Series A Preferred Stock will not be able to convert into shares of common stock.

Priority in the Event of Liquidation or Dissolution. In the event of any liquidation, dissolution or winding up of our affairs, after payment or provision for payment of the debts and other liabilities of the Corporation and before any distribution shall be made to the holder of any class of the common stock of the Corporation, each holder of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation, the sum of $2.00 in cash for each Share of Series A Preferred Stock so held.

Convertible Notes
-----------------

On March 10, 2003, May 28, 2003, June 6, 2003, and July 1, 2003 we entered into note purchase and security agreements with Pet Edge, LLC, a Connecticut limited liability company ("Edge"). Edge was organized for the sole purpose of funding our business plan. Under the terms of the notes, Edge loaned us $1,000,000, $50,000, $50,000, and $275,000 respectively with simple interest at the rate of ten percent per annum. We have received all funds under our notes and security agreements with Pet Edge. All principal and accrued interest on the notes is due March 9, 2006, May 27, 2006, June 5, 2006, and June 30, 2006 respectively. The notes may not be prepaid in whole or in part without the written consent of the Holder. To secure our obligations under the notes, we granted Edge a first priority security interest on all of our assets, now owned and acquired during the term of the notes.

Prior to the repayment of the note, Edge has the right to convert all or any part of principal and accrued interest at a conversion price of $0.246 per share, subject to anti-dilution provisions for the following:

     o    stock dividends or combinations;
     o    consolidation or merger; and/or
     o    sale of stock at less than $0.246 per share.

In addition, the conversion price will also be reduced to the average closing bid price for our common stock for the 20 business days immediately prior to the date of any conversion or if the common stock is traded on an exchange, the average of the closing price of the common stock on such exchange during said 20 day period, provided that this will only apply if said average closing bid price or average closing price for our common stock, whichever applies, is less than the applicable conversion price at the time of conversion. Under no circumstances will the conversion price be increased from the initial conversion price or from any conversion price to which it may be reduced.

So long as Edge is the holder of the note on March 10, 2006, whichever is earlier, Edge has one-time registration rights for any shares acquired upon conversion of the note, meaning Edge or any of its members can require us to register their shares for resale; and piggy-back registration rights, meaning if we file certain types of registration statements to sell our shares, Edge and its members can request that their shares be included in the registration statement.

We also granted Edge pre-emptive rights, meaning that so long as the note is outstanding, then we cannot issue, sell, or exchange, or agree to issue, sell, or exchange any shares of capital stock or any securities convertible into our capital stock without giving Edge the right to buy the securities we intend to issue on the same terms and conditions for a period of 15 business days after delivery of notice to them.

We also agreed to cause one person designated by Edge to be nominated, and will use our best efforts to cause that person to be elected and remain a member of our board of directors. Mr. Cohen agreed to vote his shares in favor of the election of the Edge designee.

We also agreed to the following restrictions:

     o We will not incur any indebtedness, other than trade debt incurred in the ordinary course of business, without the approval of Edge.

     o We will not directly or indirectly (i) declare or pay any dividend or make any distribution in cash or property to holders of our capital stock or (ii) purchase, redeem, or otherwise acquire or retire for value other than through the issuance solely of capital stock or warrants, rights, or options to acquire capital stock or any securities exchangeable for or convertible into any of our shares.

In addition, Philip Cohen and James Calaway agreed to the following restrictions on the sale of their shares: From the date the note is issued until a date which is both at least (i) six (6) months after the note will have been converted into common stock and (ii) six (6) months after the earlier to occur of (a) the effective date of a registration statement, registering Edge's shares of common stock underlying the note, or (b) six (6) months after Edge can sell the shares of common stock underlying the note pursuant to Rule 144(k), Mr. Cohen and Mr. Calaway will not, without the prior written consent of Edge, offer, pledge, sell, transfer, assign, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, pursuant to Rule 144 or otherwise, any shares of the common stock beneficially or otherwise owned by them, except that they may transfer any of such shares in a private transaction, provided, that the transferee agrees in writing to be bound by an identical restriction and that the stock certificate for the shares transferred bears the appropriate legend. These restrictions terminate the date that the note is paid in full.

As further consideration of the note, we purchased a key-man life insurance policy on the life of Mr. Cohen for the benefit of Edge.

We have prepared a proposed agreement with Edge to amend the terms of conversion of their notes issued on March 10, 2003, May 28, 2003, June 6, 2003, and July 1, 2003. Under the terms of the proposed agreement the conversion price on the respective notes totaling $1,375,000 shall provide that if shares, in segments of not less than $250,000, are converted prior to one year from the date of the proposed agreement, the conversion price will be twenty-one and four-tenths cents per share, and if converted after one year of the date of the proposed agreement and two years of the date of the proposed agreement, the conversion price will be twenty-three cents per share.

Registration Rights
-------------------

In connection with the Edge note, we also granted Edge registration rights to have their shares included in any registration statement we file, subject to certain conditions.

We also granted Jim Calaway, Daniel V. Hugo, Mark Maltzer, Robert and Janna Hugo, and Robert and Jamie Turner piggyback registration rights for shares issued to them in connection with their loans to us.

Penny Stock Considerations
--------------------------

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

     o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
     o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
     o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
     o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Considerations
---------------------------------

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Holders
-------

As of the date of this registration statement, we had 139 shareholders of record of our common stock.

Dividends
---------

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

In addition, convertible notes issued to a note holder contain the following restrictions:

     o We will not directly or indirectly declare or pay any dividend or make any distribution in cash or property to holders of our capital stock or purchase, redeem, or otherwise acquire or retire for value other than through the issuance solely of capital stock or warrants, rights, or options to acquire capital stock or any securities exchangeable for or convertible into any of our shares.

Reports to Shareholders
-----------------------

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information
-----------------------------------------

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Executive Compensation
----------------------

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31, 2002 and 2001 by our chief executive officer and president.

                                                      Dollar Value of
Name              Position         Year    Salary     Stock-Based Compensation
----              --------         ----    ------     ------------------------

Philip M. Cohen   President, CEO   2002    $87,500    $37,423(1)
                                   2001    0          $37,424(1)

(1) On June 5, 2002, we approved the issuance of 748,447 shares of common stock to Philip Cohen in lieu of salary from July 1, 2001 to June 1, 2002.


No other annual compensation, including a bonus or other form of compensation; and no long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, was paid to Mr. Cohen during these periods.

Compensation Agreements
-----------------------

On June 5, 2002, we entered into an employment agreement with Philip Cohen that has an infinite term. This agreement automatically renews every ninety days commencing June 5, 2002. We may terminate the agreement with cause, effective upon delivery of written notice to Mr. Cohen, except where the cause is a material breach of this agreement, for which Mr. Cohen has sixty days to cure the material breach after written notice from us. We may terminate this agreement without cause, effective sixty days after written notice to Mr. Cohen. Mr. Cohen may terminate this agreement with cause provided he delivers written notice to us sixty days before termination, or without cause provided he delivers written notice one year before termination. If we terminate the agreement without cause, or Mr. Cohen terminates the agreement with cause, we will be obligated to pay Mr. Cohen the compensation, remuneration and expenses specified below for a period of five years from the date of notice. Under the terms of the agreement, Mr. Cohen will receive an annual salary of $150,000, payable in monthly installments of $12,500. This salary will be renegotiated at the end of each fiscal year. The salary was not renegotiated at the end of fiscal year 2002. Mr. Cohen will also receive medical and long-term disability insurance at our expense, as well as an automobile for business use, and reimbursement for certain business expenses.

The agreement requires that Mr. Cohen devote such time and attention to our business and affairs as is reasonably necessary to carry out his duties; provided, however, that he must devote no less than forty hours per week to his duties for us. Mr. Cohen currently devotes all of his time to our duties.

Board Compensation
------------------

Members of our Board of Directors do not receive cash compensation for their services as Directors, although some Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. In addition, on June 1, 2002, we entered into a consulting agreement with James Calaway, a member of our board of directors. The agreement states that the director provide financial consulting services, at the direction of the board of directors, for the amount of $667 per month until we have received an aggregate of $2.5 million in funding.

FINANCIAL STATEMENTS

                        PETCARE TELEVISION NETWORK, INC.
                          (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                 F-1

FINANCIAL STATEMENTS -

    BALANCE SHEETS                                                           F-2

    STATEMENTS OF OPERATIONS                                                 F-3

    STATEMENTS OF CASH FLOWS                                                 F-4

    STATEMENTS OF STOCKHOLDERS' (DEFICIT)                                    F-5

NOTES TO FINANCIAL STATEMENTS                                                F-7

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Board of Directors and Stockholders
PetCARE Television Network, Inc. (formerly Savage Mojo, Inc.)
Tampa, Florida

We have audited the accompanying balance sheets of PetCARE Television Network, Inc. (formerly Savage Mojo, Inc.) as of December 31, 2002 and 2001, and the related statements of operations, cash flows and stockholders' (deficit) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of PetCARE Television Network, Inc., at December 31, 2002 and 2001, and the result of its operations, and its cash flows in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has experienced severe liquidity problems. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters also are described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Baumann, Raymondo & Company, P.A.
--------------------------------------
     BAUMANN, RAYMONDO & COMPANY, P.A.


Tampa, Florida
March 5, 2003


                   PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                   (A DEVELOPMENT STAGE COMPANY)
                                           BALANCE SHEETS
                                     DECEMBER 31, 2001 AND 2002

                                               ASSETS

                                                                       DECEMBER 31,     DECEMBER 31
                                                                          2001             2002
                                                                        ---------        ---------
CURRENT ASSETS
     Cash                                                               $    --          $   1,105
     Miscellaneous receivables                                               --                129
                                                                        ---------        ---------
          Total current assets                                               --              1,234
                                                                        ---------        ---------


NONCURRENT ASSETS
     Intangible asset, net                                                  2,000             --
                                                                        ---------        ---------
          Total noncurrent assets                                           2,000             --
                                                                        ---------        ---------
              TOTAL ASSETS                                              $   2,000        $   1,234
                                                                        =========        =========


                               LIABILITIES AND STOCKHOLDERS' (DEFICIT)


CURRENT LIABILITIES
     Accounts payable                                                   $  48,514        $  51,240
     Accrued expenses                                                        --             98,501
     Loans from stockholders, net of discount                               5,000          195,765
                                                                        ---------        ---------

          Total current liabilities                                        53,514          345,506


STOCKHOLDERS' (DEFICIT)
     Common stock, $0.0005 par value, 50,000,000 shares
          authorized, 13,511,000 and 11,786,000 issued in 2001 and
          2002, respectively, 11,786,000 outstanding in 2001 and 2002       6,756            5,893
     Preferred stock, no par value, 1,500,000 shares authorized, none issued and outstanding in 2001, 47,750 issued and
          outstanding in 2002                                                --             95,500
     Additional paid in capital                                            11,429          112,807
     Common stock subscribed                                               (5,115)            --
     Accumulated deficit during
          development stage                                               (59,584)        (558,472)
     Less: Treasury stock at cost                                          (5,000)            --
                                                                        ---------        ---------
          Total stockholders' (deficit)                                   (51,514)        (344,272)
                                                                        ---------        ---------

              LIABILITIES AND STOCKHOLDERS' (DEFICIT)                   $   2,000        $   1,234
                                                                        =========        =========


                            The accompanying notes are an integral part
                                   of these financial statements

                                                F-2

             PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                             (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF OPERATIONS
                    FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002

                                                                        (UNAUDITED)
                                                                           From
                                                                        Inception to
                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                            2001            2002            2002
                                        ------------    ------------    ------------
REVENUES                                $      5,750    $       --      $      5,750

COST OF SALES                                  1,638            --             1,638
                                        ------------    ------------    ------------

     GROSS PROFIT                              4,112            --             4,112
                                        ------------    ------------    ------------

OPERATING EXPENSES
     Payroll expense                            --           153,470         153,470
     Compensation expense                     40,820          71,865         112,685
     Consulting expense                        3,565          68,349          71,914
     Development expense                        --            50,914          50,914
     Travel and entertainment expense          6,150          45,287          51,437
     Marketing expense                          --            36,236          36,236
     Professional fees                         8,011          32,010          40,971
     Telephone expense                          --             9,354           9,354
     Website and Internet expense               --             5,005           5,005
     Office supplies expense                      84           4,477           4,561
     Printing and copying expense               --             5,884           5,884
     Postage and delivery expense               --             3,641           3,641
     Auto expense                               --             2,612           2,612
     Health insurance expense                   --             2,449           2,449
     Set design expense                         --             2,389           2,389
     Bank service charges                        335           1,266           1,863
     Transfer agent fees                        --             1,190           1,190
     Amortization expense                      2,000             735           5,822
     Depreciation expense                       --              --             1,809
     Miscellaneous expenses                      298             847           1,295
                                        ------------    ------------    ------------
     Total operating expenses                 61,263         497,980         565,501
                                        ------------    ------------    ------------
LOSS FROM OPERATIONS                         (57,151)       (497,980)       (561,389)
                                        ------------    ------------    ------------

OTHER INCOME (EXPENSE)
     Interest expense                           --              (952)           (952)
     Other income                               --                89              89
     Other expenses                             --               (45)            (45)
     Gain on sale of subsidiary                 --              --             2,421
                                        ------------    ------------    ------------
     Total other income (expense)               --              (908)          1,513
                                        ------------    ------------    ------------
LOSS BEFORE EXTRAORDINARY ITEM               (57,151)       (498,888)       (559,876)
     Gain on extinguishment of debt             --              --             1,404
                                        ------------    ------------    ------------
LOSS BEFORE TAXES                            (57,151)       (498,888)       (558,472)
     Provision for income taxes                 --              --              --
                                        ------------    ------------    ------------
NET LOSS                                $    (57,151)   $   (498,888)   $   (558,472)
                                        ============    ============    ============
LOSS PER COMMON SHARE
     Basic                              $      (0.01)   $      (0.04)
                                        ============    ============
     Fully diluted                      $      (0.01)   $      (0.04)
                                        ============    ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING

     Basic                                 9,556,014      13,642,237
                                        ============    ============
     Fully diluted                         9,556,014      13,642,237
                                        ============    ============


                     The accompanying notes are an integral part
                             of these financial statements

                                         F-3

                         PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                          (A DEVELOPMENT STAGE COMPANY)
                                            STATEMENTS OF CASH FLOWS
                                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002

                                                                                                   (UNAUDITED)
                                                                                                      From
                                                                                                   Inception to
                                                                 DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                      2001            2002            2002
                                                                  ---------        ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss)                                                   $ (57,151)       $(498,888)       $(558,472)
                                                                  ---------        ---------        ---------

     Adjustments to reconcile net (loss) to net
        cash (used in) operating activities:
           Gain on sale of subsidiary                                  --               --             (2,421)
           Gain on extinguishment of debt                              --               --             (1,404)
           Depreciation and amortization                              2,000              735            7,631
           Compensation expense - stock for services                 40,820           65,225          106,045
           Bad debt expense - write off subscription receivable        --                115              115

     (Increase) decrease in current assets
        Miscellaneous receivables                                      --               (129)            (129)

     Increase (decrease) in current liabilities
        Accounts payable                                              7,659            2,726           51,240
        Accrued expenses                                               --             98,501           97,931
                                                                  ---------        ---------        ---------
           Total adjustments                                         50,479          167,173          259,008
                                                                  ---------        ---------        ---------
        Net cash flows (used in)
           operating activities                                      (6,672)        (331,715)        (299,464)
                                                                  ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        (Purchase) sale of equipment                                   --               --               (501)
                                                                  ---------        ---------        ---------
        Net cash flows (used in) investing
           activities                                                  --               --               (501)
                                                                  ---------        ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Common stock issued (repurchased)                             6,672           40,820            9,185
        Common stock subscriptions (issued) paid                       --              5,000             (115)
        Preferred stock issued                                         --             95,500           95,500
        Loans from stockholders                                        --            191,500          196,500
                                                                  ---------        ---------        ---------

        Net cash provided by financing
           activities                                                 6,672          332,820          301,070
                                                                  ---------        ---------        ---------

NET INCREASE IN CASH                                                   --              1,105            1,105

CASH, BEGINNING OF THE YEAR                                            --               --               --

CASH, END OF THE YEAR                                             $    --          $   1,105        $   1,105
                                                                  =========        =========        =========


                                   The accompanying notes are an integral part
                                          of these financial statements

                                                      F-4

                      PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                      (A DEVELOPMENT STAGE COMPANY)
                                  STATEMENTS OF STOCKHOLDERS' (DEFICIT)
                       FROM OCTOBER 2, 1989 (INCEPTION) THROUGH DECEMBER 31, 2002


                                           COMMON STOCK              PREFERRED STOCK         ADDITIONAL
                                     ------------------------    ------------------------     PAID-IN
                                       SHARES        VALUE         SHARES        VALUE        CAPITAL
                                     ----------    ----------    ----------    ----------   ----------
BALANCE, 10/02/1989                        --      $     --            --      $     --     $     --
     (UNAUDITED)

Issuance of $0.01 par value common
shares to M. Williams for a
promissory note                           1,000           100          --            --          1,900

Payment of subscription
receivable                                 --            --            --            --

Stock split 2,000:1 and change
par value from $0.01 to $0.0005       1,999,000           900          --            --           (900)
                                     ----------    ----------    ----------    ----------   ----------
BALANCE, 12/31/1996                   2,000,000         1,000          --            --          1,000
    (UNAUDITED)
Repurchase of M Williams shares            --            --            --            --           --

Issue common shares                   2,476,000         1,238          --            --          3,762
                                     ----------    ----------    ----------    ----------   ----------
BALANCE, 12/31/1997                   4,476,000         2,238          --            --          4,762
    (UNAUDITED)
Net loss                                   --            --            --            --           --
                                     ----------    ----------    ----------    ----------   ----------
BALANCE, 12/31/1998                   4,476,000         2,238          --            --          4,762
    (UNAUDITED)                      ----------    ----------    ----------    ----------    ----------
BALANCE 12/31/1999                    4,476,000         2,238          --            --          4,762
    (UNAUDITED)
Shares issued in connection
with merger with Y2K Recording        1,025,000           513          --            --           --

Net income                                 --            --            --            --           --
                                     ----------    ----------    ----------    ----------   ----------

BALANCE 12/31/2000                    5,501,000    $    2,751          --      $     --     $    4,762
    (UNAUDITED)                      ==========    ==========    ==========    ==========   ==========



                              The accompanying notes are an integral part
                                      of these financial statements

                                                  F-5

                      PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                      (A DEVELOPMENT STAGE COMPANY)
                                  STATEMENTS OF STOCKHOLDERS' (DEFICIT)
                       FROM OCTOBER 2, 1989 (INCEPTION) THROUGH DECEMBER 31, 2002
                                               (CONTINUED)


                                                  ACCUMULATED
                                                 DEFICIT DURING        TREASURY STOCK
                                    SUBSCRIPTION   DEVELOPMENT   ------------------------
                                     RECEIVABLE      STAGE         SHARES        VALUE         TOTAL
                                     ----------    ----------    ----------    ----------    ----------
BALANCE, 10/02/1989                  $     --      $     --            --      $     --      $     --
    (UNAUDITED)

Issuance of $0.01 par value common
shares to M. Williams for a
promissory note                          (2,000)         --            --            --            --

Payment of subscription
receivable                                1,885          --            --            --           1,885

Stock split 2,000:1 and change
par value from $0.01 to $0.0005            --            --            --            --            --
                                     ----------    ----------    ----------    ----------    ----------
BALANCE, 12/31/1996                        (115)         --            --            --           1,885
    (UNAUDITED)
Repurchase of M Williams shares            --            --      (1,725,000)       (5,000)       (5,000)

Issue common shares                      (5,000)         --            --            --            --
                                     ----------    ----------    ----------    ----------    ----------
BALANCE, 12/31/1997                      (5,115)         --      (1,725,000)       (5,000)       (3,115)
    (UNAUDITED)
Net loss                                   --          (2,867)         --            --          (2,867)
                                     ----------    ----------    ----------    ----------    ----------
BALANCE, 12/31/1998                      (5,115)       (2,867)   (1,725,000)       (5,000)       (5,982)
    (UNAUDITED)                      ----------    ----------    ----------    ----------    ----------
BALANCE 12/31/1999                       (5,115)       (2,867)   (1,725,000)       (5,000)       (5,982)
    (UNAUDITED)
Shares issued in connection
with merger with Y2K Recording             --            --            --            --             513

Net income                                 --             434          --            --             434
                                     ----------    ----------    ----------    ----------    ----------

BALANCE 12/31/2000                   $   (5,115)   $   (2,433)   (1,725,000)   $   (5,000)   $   (5,035)
   (UNAUDITED)                       ==========    ==========    ==========    ==========    ==========


                               The accompanying notes are an integral part
                                      of these financial statements

                                               F-5 (Con't)

                        PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                        (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF STOCKHOLDERS' (DEFICIT) CONTINUED
                         FROM OCTOBER 2, 1989 (INCEPTION) THROUGH DECEMBER 31, 2002


                                           COMMON STOCK              PREFERRED STOCK           ADDITIONAL
                                ----------------------------    ---------------------------     PAID-IN
                                   SHARES          VALUE           SHARES          VALUE        CAPITAL
                                ------------    ------------    ------------   ------------   ------------
BALANCE 12/31/2000                 5,501,000    $      2,751            --     $       --     $      4,762
  (UNAUDITED)
Shares issued in connection
with merger with Savage Mojo       8,000,000           4,000            --             --             --

Shares issued for services            10,000               5            --             --              995

Contributed capital                     --              --              --             --            5,672

Net income (loss)                       --              --              --             --             --
                                ------------    ------------    ------------   ------------   ------------
BALANCE 12/31/2001                13,511,000           6,756            --             --           11,429
 (UNAUDITED)
Shares issued as premium
for notes                          2,939,553           1,470            --             --             --

Shares issued for Cohen
employment agreement                 748,447             374            --             --           74,471

Cancellation of outstanding
 stock returned by M. Klimes
 in exchange for intellectual
 property                         (4,000,000)         (2,000)           --             --             --

Shares issued for services           312,000             156            --             --           31,044

Retirement of treasury stock      (1,725,000)           (863)           --             --           (4,137)

Receipt of funds                        --              --              --             --             --

Write off subscription                  --              --              --             --             --

Issue preferred shares                  --              --            47,750         95,500           --

Net (loss)                              --              --              --             --             --
                                ------------    ------------    ------------   ------------   ------------
BALANCE 12/31/2002                11,786,000    $      5,893          47,750   $     95,500   $    112,807
                                ============    ============    ============   ============   ============


                                The accompanying notes are an integral part
                                        of these financial statements

                                                   F-6

                         PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                        (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF STOCKHOLDERS' (DEFICIT) CONTINUED
                          FROM OCTOBER 2, 1989 (INCEPTION) THROUGH DECEMBER 31, 2002
                                                 (Continued)


                                                ACCUMULATED
                                               DEFICIT DURING          TREASURY STOCK
                                SUBSCRIPTION    DEVELOPMENT     ----------------------------
                                 RECEIVABLE        STAGE           SHARES          VALUE           TOTAL
                                ------------    ------------    ------------    ------------    ------------
BALANCE 12/31/2000              $     (5,115)   $     (2,433)     (1,725,000)   $     (5,000)   $     (5,035)
  (UNAUDITED)
Shares issued in connection
with merger with Savage Mojo            --              --              --              --             4,000

Shares issued for services              --              --              --              --             1,000

Contributed capital                     --              --              --              --             5,672

Net income (loss)                       --           (57,151)           --              --           (57,151)
                                ------------    ------------    ------------    ------------    ------------
BALANCE 12/31/2001                    (5,115)        (59,584)     (1,725,000)         (5,000)        (51,514)
 (UNAUDITED)
Shares issued as premium
for notes                               --              --              --              --             1,470

Shares issued for Cohen
employment agreement                    --              --              --              --            74,845

Cancellation of outstanding
 stock returned by M. Klimes
 in exchange for intellectual
 property                               --              --              --              --            (2,000)

Shares issued for services              --              --              --              --            31,200

Retirement of treasury stock            --              --         1,725,000           5,000            --

Receipt of funds                       5,000            --              --              --             5,000

Write off subscription                   115            --              --              --               115

Issue preferred shares                  --              --              --              --            95,500

Net (loss)                              --          (498,888)           --              --          (498,888)
                                ------------    ------------    ------------    ------------    ------------
BALANCE 12/31/2002              $       --      $   (558,472)           --      $       --      $   (344,272)
                                ============    ============    ============    ============    ============


                                 The accompanying notes are an integral part
                                         of these financial statements

                                                F-6 (Con't)

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

PetCARE Television Network, Inc. ("PetCARE", formerly known as Savage Mojo, Inc.), was organized as a Florida corporation on October 2, 1989. PetCARE Television Network, Inc. is a development stage company, and as such has devoted most of its efforts since its inception in developing its business plan, issuing common stock, obtaining financing, establishing its accounting systems, and other administrative functions. PetCARE's goal is to provide animal health and welfare education to a large number of consumers of pet products and services, as well as to serve as a unique advertising medium for companies that market those goods and services by providing pre-programmed DVDs in veterinary waiting rooms to present continuous, educational programming in an entertaining manner interspersed with relevant advertising.

Basis of Accounting
-------------------

PetCARE maintains its financial records and financial statements on the accrual basis of accounting. The accrual basis of accounting provides for a better matching of revenues and expenses.

Cash and Cash Equivalents
-------------------------

For purposes of the statement of cash flows, PetCARE considers amounts held by financial institutions and short-term investments with an original maturity of 90 days or less to be cash and cash equivalents.

Fiscal Year
-----------

PetCARE elected December 31 as its fiscal year.

Income Taxes
------------

PetCARE records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates. Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)
------------------------

Since its inception, PetCARE has an accumulated loss of $558,872 for income tax purposes, which can be used to offset future taxable income through 2022. The potential tax benefit of this loss is as follows:

           Future tax benefit                         $   167,662
           Valuation allowance                        (   167,662)
                                                      -----------

           Future tax benefit                         $      --
                                                      ===========

As of December 31, 2002 and 2001, no deferred taxes were recorded in the accompanying financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs
-----------------

PetCARE expenses the production costs of advertising the first time the advertising takes place.

NOTE B - MERGERS AND ACQUISITIONS

PetCARE was originally incorporated on October 2, 1989 as Transition Lifestyle Consultants, Inc. ("Transition"), which remained inactive until 1997. Transition changed its name to Southeast Tire Recycling Acquisition, Inc. ("Southeast") in early 1997 in anticipation of a potential merger that never materialized.

On April 30, 2000, Southeast issued 1,025,000 shares of its $0.0005 par value common stock in exchange for 100% of the common stock of Y2K Recordings, Inc., ("Old Y2K") and its wholly owned subsidiary, Dimensia Recordings, Inc. ("Dimensia"). Both companies had remained inactive since their inception. The transaction was recorded as a purchase. The value assigned to the common stock issued by Southeast was the book value of Old Y2K.

Immediately after the merger, Old Y2K was dissolved, and Southeast changed its name to Y2K Recordings, Inc. ("New Y2K"). As a result of the merger, Dimensia became a wholly owned subsidiary of New Y2K.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE B - MERGERS AND ACQUISITIONS (CONTINUED)

On June 30, 2001, New Y2K entered into a Merger and Reorganization Agreement with Savage Mojo, Inc. ("Old Savage"). New Y2K acquired 100% of the issued and outstanding common stock of Old Savage in exchange for 8,000,000 shares of New Y2K's common stock, valued at $4,000. Old Savage had the exclusive license to market and distribute a computer video game entitled "Suzerain". This intellectual property was transferred to New Y2K in connection with the merger. Immediately after the merger, Old Savage was dissolved, and New Y2K changed its name from Y2K Recordings, Inc. to Savage Mojo, Inc. ("New Savage").

On June 12, 2002 New Savage changed its name to PetCARE Television Network, Inc. ("PetCARE") and launched a new Business Plan related to the veterinary industry.

NOTE C - STOCK ISSUANCE

Common stock
------------

In 2002 and 2001, PetCARE had 50,000,000 shares of $0.0005 par value common stock authorized and 11,786,000 and 13,511,000 issued, respectively. There were 11,786,000 common shares outstanding in both years. Of the amount outstanding, 11,511,000 shares were restricted at December 31, 2002 and 2001.

On December 31, 1997, PetCARE, then known as Southeast, sold 2,476,000 shares of its common stock to an unrelated individual in exchange for a stock subscription in the amount of $5,000. This subscription was paid in November 2002.

On December 24, 2001 PetCARE, then known as New Savage, issued 10,000 restricted shares of common stock valued at $5, to Barry Mitchell for services rendered to PetCARE. These services had a value of $1,000. The difference between service value and common stock value was credited to the paid-in-capital account.

On June 5, 2002 PetCARE, then known as New Savage, approved the issuance of 748,447 shares of common stock to PetCARE's president, Phillip Cohen, in lieu of salary from July 1, 2001 through June 1, 2002. For accounting purposes, the shares were treated as having been issued on June 5, 2002. PetCARE's transfer agent actually issued the shares on July 15, 2002.

On June 7, 2002 PetCARE, then known as New Savage, discontinued all its current operations when a shareholder returned 4,000,000 shares of common stock in exchange for the return of the exclusive license to "Suzerain". All rights to the intellectual property known as "Suzerain" were transferred to the shareholder and the 4,000,000 of common stock were cancelled and returned to New Savage's authorized but unissued shares.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE C - STOCK ISSUANCE (CONTINUED)

Common stock (Continued)
------------------------

On the dates listed below, PetCARE issued non-interest bearing promissory notes to the following individuals, along with shares of common stock as an incentive for the value received:

                                                Value      Shares     Incentive
        Date         Payee                     of Note     Issued      Discount
        ----------  -----------------------   ---------   ---------   ---------

        05/14/2002  Robert and Janna Hugo     $   6,000       6,000   $       3
        05/16/2002  James Calaway               100,000   2,355,158       1,178
        06/12/2002  Robert and Jamie Turner       5,000       5,000           2
        06/12/2002  Daniel Hugo                  25,000     573,395         287
                                              ---------   ---------   ---------

                                              $ 136,000   2,939,553   $   1,470
                                              =========   =========   =========


The incentive will be accounted for as a discount at par value. The notes are to be repaid upon receipt of funds from a private placement offering. There are no stated due dates on the notes, however, it is the intent of management to repay the notes within the next twelve months. If the private placement offering is unsuccessful or does not take place, an extraordinary gain from extinguishment of debt will occur. At December 31, 2002, half of the incentive discount had been amortized.

On June 10, 2002 New Savage issued the following shares to various individuals for consulting services rendered:

                                        Number of Shares     Value of Services
                                        ----------------     -----------------

Kim Sarubbi & Carl Abramson                  50,000              $ 5,000
Robert Hugo                                  12,000                1,200
Crane Commercial Corp.                       25,000                2,500
Phillip Karr                                 25,000                2,500
Apogee Business Consulting, Inc.            150,000               15,000
Bernie Kouma                                 50,000                5,000
                                            -------              -------
Total                                       312,000             $ 31,200
                                            =======             ========

For accounting purposes, the shares were treated as having been issued on June 10, 2002. PetCARE's transfer agent actually issued the shares on July 15, 2002.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE C - STOCK ISSUANCE (CONTINUED)

Preferred stock
---------------

On July 30, 2002, the Board of Directors of PetCARE adopted a resolution providing for the creation of PetCARE's Certificate of Designation, Preferences, Rights and Limitations for its Series A Convertible Preferred Stock. As a result of this resolution, PetCARE has 1,500,000 no par value preferred shares authorized. These shares have an automatic conversion into PetCARE's common stock ten days after PetCARE's common stock begins to be quoted on the "Pink Sheet Exchange". The conversion rate used is determined by dividing the price per share of the preferred stock ($2.00) by 50% of the average closing price as reported by the Pink Sheet Exchange for the five trading days preceding the date of the conversion, or $2.00, whichever is less. The holders of preferred shares will not be entitled to dividends; however, the Board of Directors had the ability to declare dividends at a later date.

In August 2002, PetCARE offered 1,500,000 of its Series A Preferred Stock in a private placement for $2.00 per share. As of December 31, 2002, 47,750 shares were sold for $95,500.

Treasury stock
--------------

Treasury stock is shown at cost, and in 2001 consists of 1,725,000 shares of common stock. On December 31, 1997, Southeast's initial shareholder agreed to sell to Southeast 1,725,000 shares of the common stock in exchange for a non-interest bearing demand note payable in the amount of $5,000. This note was repaid during 2002, and the shares were cancelled and returned to the Company's authorized but unissued shares.

Stock Options
-------------

PetCARE has an equity incentive plan available to key employees and consultants of the Company. Under the plan, PetCARE may grant options for up to two million shares of common stock. The exercise price of each incentive option is equal to the greater of the fair market value of PetCARE's stock on the date of grant or the aggregate par value of the stock on the date of grant. In the case of any 10% stockholder, the incentive option price will not be less than 110% of the fair market value on the date of grant. The Compensation Committee of the Board of Directors shall determine the price at which shares of stock may be purchased under a nonqualified option. Options expire ten years from the date of grant, except for those granted to a 10% stockholder, which expire five years from the date of grant. No options have been granted by PetCARE through December 31, 2002.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE D - PRODUCTION DEVELOPMENT COSTS

Statement of Financial Accounting Standards (SFAS) No. 86 states that internally developed software costs can be capitalized once technological feasibility has been reached. Technological feasibility has been reached when a complete working model has been produced. PetCARE finished its first educational video (in DVD format) at the end of December 2002. All costs to create this first version of the video were expensed. From time to time PetCARE will be updating the videos (i.e. adding new advertising, new pet care tips, etc.), and the costs to update will be capitalized, according to SFAS No. 86.

NOTE E - RELATED PARTY TRANSACTIONS

On December 31, 1997, PetCARE's (then known as Southeast) initial shareholder agreed to sell to PetCARE 1,725,000 shares of common stock in exchange for a non-interest bearing note payable on demand in the amount of $5,000. This note was paid during 2002.

At December 31, 2001, PetCARE (then known as New Savage) had a related party payable in the amount of $40,820 due to Phillip Cohen for his salary.

At December 31, 2002, PetCARE had a consulting agreement in place with one of its directors. The agreement states that the director provide financial consulting services, at the direction of the Board of Directors, for the amount of $667 per month until PetCARE has received an aggregate of $2.5 million in funding.

At December 31, 2002, PetCARE had $196,500 in loans from stockholders, of which $136,000 is discussed in Note C. The additional $60,500 is listed below:

                                                           Interest
      Date         Payee                                     Rate       Amount
    --------       --------------------------------        --------    --------

    05/28/02       Apogee Business Consultants, Inc.            -       $ 7,500
    07/30/02       James Calaway                              8.00%      20,000
    09/30/02       James Calaway                              8.00%       5,000
    10/10/02       Daniel Hugo                                8.00%       3,000
    12/11/02       James Calaway                              8.00%      25,000
                                                           --------    --------

                                      Total                            $ 60,500
                                                                       ========

At December 31, 2002, PetCARE owed the following net amounts to related parties:
a) Apogee Business Consultants, Inc., $672, b) Phillip Cohen, $8,871, and c) Daniel Hugo, $36,857.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE F - NON-CASH TRANSACTIONS

In connection with the merger, and the immediate dissolution of Old Savage in 2001, PetCARE (then known as New Savage) issued 8,000,000 shares of its common stock, valued at $4,000, in exchange for intellectual property.

On December 24, 2001 PetCARE, then known as New Savage, issued 10,000 restricted shares of common stock, valued at $5, to Barry Mitchell for services rendered to PetCARE. These services had a value of $1,000. The difference between service value and common stock value was credited to the paid-in-capital account.

On June 5, 2002 PetCARE, then known as New Savage, issued 748,447 shares of common stock to Phillip Cohen in lieu of salary from July 1, 2001 through June 1, 2002, for a value of $74,845. The difference between service value and common stock value was credited to the paid-in-capital account.

On June 7, 2002 PetCARE, then know as New Savage, returned the intellectual property received during the merger with Old Savage in exchange for the return of 4,000,000 shares of its common stock.

On June 10, 2002 PetCARE, then known as New Savage, issued 312,000 common shares to various individuals for consulting services rendered for a value of $31,200.

NOTE G - COMMITMENTS AND CONTINGENCIES

PetCARE has in place a consulting agreement, dated June 1, 2002, with one of it's directors, which states that PetCARE will pay that director $667 per month until PetCARE has received $2.5 million in funding. As of December 31, 2002, PetCARE had received $95,500 in funding. Management cannot predict when the additional funding will occur.

On June 5, 2002, PetCARE entered into an employment agreement with Philip Cohen that has an infinite term. This agreement automatically renews every ninety days commencing June 5, 2002. PetCARE may terminate the agreement with cause, effective upon delivery of written notice to Mr. Cohen, except where the cause is a material breach of this agreement, for which Mr. Cohen has sixty days to cure the material breach after written notice from PetCARE. PetCARE may terminate this agreement without cause, effective sixty days after written notice to Mr. Cohen. Mr. Cohen may terminate this agreement with cause provided he delivers written notice to PetCARE sixty days before termination, or without cause provided he delivers written notice one year before termination. If PetCARE terminates the agreement without cause, or Mr. Cohen terminates the agreement with cause, PetCARE will be obligated to pay Mr. Cohen the compensation, remuneration and expenses specified below for a period of five years from the date of notice Under the terms of the agreement, Mr. Cohen will receive an annual salary of $150,000, payable in monthly installments of $12,500. This salary will be renegotiated at the end of each fiscal year. Mr. Cohen will also receive medical and long-term disability insurance at the expense of PetCARE, as well as an automobile for business use, and reimbursement for certain business expenses.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2002


NOTE H - SUBSEQUENT EVENTS

On January 31, 2003, PetCARE borrowed $60,000 from a shareholder and $30,000 from a non-shareholder, issuing two 8% interest-bearing single-payment promissory notes. These notes were due March 1, 2003; however, as of the date of this report, they have not been paid.

In January and February 2003, PetCARE raised $22,000 and $58,000, respectively, through the private placement discussed in Note C.

NOTE I - RECLASSIFICATION

Certain amounts have been reclassified in the prior year to conform to the current year presentation.

NOTE J - GOING CONCERN

PetCARE is a development stage company. PetCARE intends to raise additional funds from an offering of our stock in the future. We have not taken any steps to effect this offering. The offering may not occur, or if it occurs, may not generate the required funding. We may also consider securing debt financing. We may not generate operating cash flow or raise other equity or debt financing sufficient to fund this amount. If we don't raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated.

                        PETCARE TELEVISION NETWORK, INC.
                          (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                        --------------------------------


                              FINANCIAL STATEMENTS

                                  together with

                           ACCOUNTANTS' REVIEW REPORT


                       DECEMBER 31, 2002 AND JUNE 30, 2003

The accompanying unaudited financial statements of PetCARE Television Network, Inc. have been prepared in accordance with principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. All adjustments, which, in the opinion of management, are necessary for a fair presentation of the financial condition and results of operations, have been included. Operating results for the period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.


                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----


ACCOUNTANTS' REVIEW REPORT                                                 F-16

FINANCIAL STATEMENTS -

    BALANCE SHEETS                                                         F-17

    STATEMENTS OF OPERATIONS                                               F-18

    STATEMENTS OF CASH FLOWS                                               F-19

    STATEMENTS OF STOCKHOLDERS' (DEFICIT)                                  F-20

NOTES TO FINANCIAL STATEMENTS                                              F-22

                           ACCOUNTANTS' REVIEW REPORT
                           --------------------------




To the Board of Directors and Stockholders
PetCARE Television Network, Inc. (formerly Savage Mojo, Inc.)
Tampa, Florida

We have reviewed the accompanying balance sheet of PetCARE Television Network, Inc. (a Florida Corporation) as of June 30, 2003, and the related statements of operations, cash flows and stockholders' (deficit) for the quarter then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of PetCARE Television Network, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The Company has been in the development stage since its inception on October 2, 1989 and its plans regarding operations are included in Note L. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements for the year ended December 31, 2002 were audited by us, and we expressed an unqualified opinion on them in our report dated March 5, 2003, but we have not performed any auditing procedures since that date.



/s/ Baumann, Raymondo & Company, P.A.
-------------------------------------
BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida
July 31, 2003


                 PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                 (A DEVELOPMENT STAGE COMPANY)
                                        BALANCE SHEETS
                   DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


                                            ASSETS
                                                                   DECEMBER 31      JUNE 30,
                                                                      2002           2003
                                                                    (AUDITED)     (UNAUDITED)
                                                                   -----------    -----------
CURRENT ASSETS
     Cash                                                          $     1,105    $       835
     Miscellaneous receivables                                             129           --
     Inventory                                                            --           33,001
     Prepaid Insurance                                                    --            3,284
                                                                   -----------    -----------

          Total current assets                                           1,234         37,120
                                                                   -----------    -----------

PROPERTY AND EQUIPMENT, NET                                               --          494,236
                                                                   -----------    -----------

              TOTAL ASSETS                                         $     1,234    $   531,356
                                                                   ===========    ===========

                           LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
     Accounts payable                                              $    51,240    $    30,492
     Accrued expenses                                                   98,501         34,099
     Loans from stockholders, net of discount                          195,765        127,500
                                                                   -----------    -----------
          Total current liabilities                                    345,506        192,091
                                                                   -----------    -----------

NONCURRENT LIABILITIES
     Loan from shareholder                                                --           50,000
     Note payable                                                         --        1,125,000
                                                                   -----------    -----------
          Total noncurrent liabilities                                    --        1,175,000
                                                                   -----------    -----------

              TOTAL LIABILITIES                                        345,506      1,367,091
                                                                   -----------    -----------

STOCKHOLDERS' (DEFICIT)
     Common stock, $0.0005 par value, 50,000,000 shares
          authorized, 11,786,000 issued and outstanding in 2002          5,893          5,918
          11,836,000 issued and outstanding in 2003
     Preferred stock, no par value, 1,500,000 shares authorized,
          47,750 issued and outstanding in 2002, 101,250
          issued and outstanding in 2003                                95,500        202,500
     Additional paid in capital                                        112,807        117,782
     Accumulated deficit during development stage                     (558,472)    (1,161,935)
                                                                   -----------    -----------
          Total stockholders' (deficit)                               (344,272)      (835,735)
                                                                   -----------    -----------

              TOTAL LIABILITIES AND
              STOCKHOLDERS' (DEFICIT)                              $     1,234    $   531,356
                                                                   ===========    ===========


          The accompanying notes are an integral part of these financial statements.

                                             F-17

              PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                              (A DEVELOPMENT STAGE COMPANY)
                                STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2002 (AUDITED)
                   AND THE SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)

                                                                                 From
                                                                             Inception to
                                             DECEMBER 31,      JUNE 30,        JUNE 30,
                                                2002             2003            2003
                                              (AUDITED)      (UNAUDITED)     (UNAUDITED)
                                             ------------    ------------    ------------

REVENUES                                     $       --      $       --      $      5,750

COST OF SALES                                        --              --             1,638
                                             ------------    ------------    ------------

     GROSS PROFIT                                    --              --             4,112
                                             ------------    ------------    ------------

OPERATING EXPENSES
     Salary and wage expense                      225,335         268,606         534,761
     Depreciation and amortization expense            735          62,552          70,183
     Travel and entertainment expense              45,287          62,087         113,524
     Production development expense                50,914          36,958          87,872
     Professional fees                             32,010          34,973          75,944
     Office expenses                               28,361          31,177          59,622
     Marketing expense                             36,236          28,111          64,347
     Consulting expense                            68,349           4,002          75,916
     Miscellaneous expenses                         3,303          10,465          14,813
     Other operating expenses                       7,450          31,024          38,474
                                             ------------    ------------    ------------
     Total operating expenses                     497,980         569,955       1,135,456
                                             ------------    ------------    ------------

LOSS FROM OPERATIONS                             (497,980)       (569,955)     (1,131,344)
                                             ------------    ------------    ------------

OTHER INCOME (EXPENSE)
     Interest expense                                (952)        (33,508)        (34,460)
     Other income                                      89            --                89
     Other expenses                                   (45)           --               (45)
     Gain on sale of subsidiary                      --              --             2,421
                                             ------------    ------------    ------------

     Total other (expense)                           (908)        (33,508)        (31,995)
                                             ------------    ------------    ------------

LOSS BEFORE EXTRAORDINARY ITEM                   (498,888)       (603,463)     (1,163,339)

     Gain on extinguishment of debt                  --              --             1,404
                                             ------------    ------------    ------------

LOSS BEFORE TAXES                                (498,888)       (603,463)     (1,161,935)

     Provision for income taxes                      --              --              --
                                             ------------    ------------    ------------

NET LOSS                                     $   (498,888)   $   (603,463)   $ (1,161,935)
                                             ============    ============    ============

LOSS PER COMMON SHARE

     Basic                                   $      (0.04)   $      (0.05)
                                             ============    ============

     Fully diluted                           $      (0.04)   $      (0.05)
                                             ============    ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING

     Basic                                     13,642,237      11,795,116
                                             ============    ============

     Fully diluted                             13,642,237      11,795,116
                                             ============    ============


       The accompanying notes are an integral part of these financial statements.

                                          F-18

                     PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                     (A DEVELOPMENT STAGE COMPANY)
                                       STATEMENTS OF CASH FLOWS
                            FOR THE YEAR ENDED DECEMBER 31, 2002 (AUDITED)
                          AND THE SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)

                                                                                               From
                                                                                            Inception to
                                                               DECEMBER 31,    JUNE 30,       JUNE 30,
                                                                  2002           2003           2003
                                                                (AUDITED)     (UNAUDITED)    (UNAUDITED)
                                                               -----------    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss)                                                $  (498,888)   $  (603,463)   $(1,161,935)
                                                               -----------    -----------    -----------

     Adjustments to reconcile net (loss) to net
        cash (used in) operating activities:
           Gain on sale of subsidiary                                 --             --           (2,421)
           Gain on extinguishment of debt                             --             --           (1,404)
           Depreciation and amortization                               735         62,552         70,183
           Compensation expense - stock for services                65,225          5,000        111,045
           Bad debt expense                                            115           --              115

     (Increase) in current assets
        Miscellaneous receivables                                     (129)           129           --
        Inventory                                                     --          (33,001)       (33,001)
        Prepaid insurance                                             --           (3,284)        (3,284)

     Increase (decrease) in current liabilities
        Accounts payable                                             2,726        (20,748)        30,492
        Accrued expenses                                            98,501        (64,402)        33,529
                                                               -----------    -----------    -----------

           Total adjustments                                       167,173        (53,754)       205,254
                                                               -----------    -----------    -----------

        Net cash flows (used in)
           operating activities                                   (331,715)      (657,217)      (956,681)
                                                               -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of equipment                                         --         (556,053)      (556,554)
                                                               -----------    -----------    -----------

        Net cash flows (used in) investing
           activities                                                 --         (556,053)      (556,554)
                                                               -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
        Common stock issued                                         40,820           --            9,185
        Common stock subscriptions (issued) paid                     5,000           --             (115)
        Preferred stock issued                                      95,500        107,000        202,500
        Proceeds from note payable                                    --        1,125,000      1,125,000
        Proceeds from (repayment of) loans from stockholders       191,500        (19,000)       177,500
                                                               -----------    -----------    -----------

        Net cash provided by financing
           activities                                              332,820      1,213,000      1,514,070
                                                               -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                      1,105           (270)           835

CASH, BEGINNING OF THE YEAR                                           --            1,105           --
                                                               -----------    -----------    -----------

CASH, END OF THE YEAR                                          $     1,105    $       835    $       835
                                                               ===========    ===========    ===========

                           SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
                           ------------------------------------------------

Cash paid for interest                                         $      --      $     2,713    $     2,713
                                                               ===========    ===========    ===========


              The accompanying notes are an integral part of these financial statements.

                                                 F-19

                   PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                   (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF STOCKHOLDERS' (DEFICIT)
                 FROM OCTOBER 2, 1989 (INCEPTION THROUGH JUNE 30, 2003 (UNAUDITED)


                                        COMMON STOCK                 PREFERRED STOCK         ADDITIONAL
                                  --------------------------    -------------------------     PAID-IN
                                    SHARES          VALUE         SHARES         VALUE        CAPITAL
                                  -----------    -----------    -----------   -----------   -----------

BALANCE, 10/02/1989                      --      $      --             --     $      --     $      --
    (UNAUDITED)
Issuance of $0.01 par value
common shares to M. Williams
for a promissory note                   1,000            100           --            --           1,900

Payment of subscription
receivable                               --             --             --            --            --

Stock split 2,000:1 and change
par value from $0.01 to $0.0005     1,999,000            900           --            --            (900)
                                  -----------    -----------    -----------   -----------   -----------
BALANCE, 12/31/1996                 2,000,000          1,000           --            --           1,000
    (UNAUDITED)
Repurchase of M Williams shares          --             --             --            --            --

Issue common shares                 2,476,000          1,238           --            --           3,762
                                  -----------    -----------    -----------   -----------   -----------
BALANCE, 12/31/1997                 4,476,000          2,238           --            --           4,762
    (UNAUDITED)
Net loss                                 --             --             --            --            --
                                  -----------    -----------    -----------   -----------   -----------
BALANCE, 12/31/1998                 4,476,000          2,238           --            --           4,762
    (UNAUDITED)
                                  -----------    -----------    -----------   -----------   -----------
BALANCE 12/31/1999                  4,476,000          2,238           --            --           4,762
    (UNAUDITED)
Shares issued in connection
with merger with Y2K Recording      1,025,000            513           --            --            --

Net income                               --             --             --            --            --
                                  -----------    -----------    -----------   -----------   -----------


Table continues on following page.

                                                F-20

                   PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                   (A DEVELOPMENT STAGE COMPANY)
                          STATEMENTS OF STOCKHOLDERS' (DEFICIT) CONTINUED
                 FROM OCTOBER 2, 1989 (INCEPTION THROUGH JUNE 30, 2003 (UNAUDITED)


                                                ACCUMULATED
                                              DEFICIT DURING         TREASURY STOCK
                                SUBSCRIPTION    DEVELOPMENT    --------------------------
                                 RECEIVABLE        STAGE         SHARES          VALUE          TOTAL
                                 -----------    -----------    -----------    -----------    -----------

BALANCE, 10/02/1989               $      --      $      --             --      $      --      $      --
    (UNAUDITED)
Issuance of $0.01 par value
common shares to M. Williams
for a promissory note                  (2,000)          --             --             --             --

Payment of subscription
receivable                              1,885           --             --             --            1,885

Stock split 2,000:1 and change
par value from $0.01 to $0.0005          --             --             --             --             --
                                  -----------    -----------    -----------    -----------    -----------
BALANCE, 12/31/1996                      (115)          --             --             --            1,885
    (UNAUDITED)
Repurchase of M Williams shares          --             --       (1,725,000)        (5,000)        (5,000)

Issue common shares                    (5,000)          --             --             --             --
                                  -----------    -----------    -----------    -----------    -----------
BALANCE, 12/31/1997                    (5,115)          --       (1,725,000)        (5,000)        (3,115)
    (UNAUDITED)
Net loss                                 --           (2,867)          --             --           (2,867)
                                  -----------    -----------    -----------    -----------    -----------
BALANCE, 12/31/1998                    (5,115)        (2,867)    (1,725,000)        (5,000)        (5,982)
    (UNAUDITED)
                                  -----------    -----------    -----------    -----------    -----------
BALANCE 12/31/1999                     (5,115)        (2,867)    (1,725,000)        (5,000)        (5,982)
    (UNAUDITED)
Shares issued in connection
with merger with Y2K Recording           --             --             --             --              513

Net income                               --              434           --             --              434
                                  -----------    -----------    -----------    -----------    -----------


             The accompanying notes are an integral part of these financial statements.

                                          F-20 (Continued)

                    PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                    (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF STOCKHOLDERS' (DEFICIT) CONTINUED
                 FROM OCTOBER 2, 1989 (INCEPTION THROUGH JUNE 30, 2003 (UNAUDITED)


                                     COMMON STOCK                 PREFERRED STOCK        ADDITIONAL
                               --------------------------    -------------------------     PAID-IN
                                 SHARES          VALUE          SHARES        VALUE        CAPITAL
                               -----------    -----------    -----------   -----------   -----------

BALANCE 12/31/2000               5,501,000    $     2,751           --     $      --     $     4,762
    (UNAUDITED)
Shares issued in connection
with merger with Savage Mojo     8,000,000          4,000           --            --            --

Shares issued for services          10,000              5           --            --             995

Contributed capital                   --             --             --            --           5,672

Net income (loss)                     --             --             --            --            --
                               -----------    -----------    -----------   -----------   -----------
BALANCE 12/31/2001              13,511,000          6,756           --            --          11,429
    (UNAUDITED)
Shares issued as premium
for notes                        2,939,553          1,470           --            --            --

Shares issued for Cohen
employment agreement               748,447            374           --            --          74,471

Cancellation of outstanding
stock returned by M. Klimes
in exchange for intellectual
property                        (4,000,000)        (2,000)          --            --            --

Shares issued for services         312,000            156           --            --          31,044

Retirement of treasury stock    (1,725,000)          (863)          --            --          (4,137)

Receipt of funds                      --             --             --            --            --

Write off subscription                --             --             --            --            --

Issue preferred shares                --           47,750         95,500          --            --

Net (loss)                            --             --             --            --            --
                               -----------    -----------    -----------   -----------   -----------
BALANCE 12/31/2002              11,786,000          5,893         47,750        95,500       112,807

Issue shares for services           50,000             25           --            --           4,975

Issue preferred shares                --             --           53,500       107,000          --

Net (loss)                            --             --             --            --            --
                               -----------    -----------    -----------   -----------   -----------
BALANCE 6/30/2003
    (UNAUDITED)                 11,836,000    $     5,918        101,250   $   202,500   $   117,782
                               ===========    ===========    ===========   ===========   ===========

Table continues on following page.

                                                F-21

                    PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                                    (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF STOCKHOLDERS' (DEFICIT) CONTINUED
                 FROM OCTOBER 2, 1989 (INCEPTION THROUGH JUNE 30, 2003 (UNAUDITED)


                                              ACCUMULATED
                                             DEFICIT DURING        TREASURY STOCK
                              SUBSCRIPTION    DEVELOPMENT    --------------------------
                               RECEIVABLE        STAGE          SHARES         VALUE          TOTAL
                               -----------    -----------    -----------    -----------    -----------

BALANCE 12/31/2000             $    (5,115)   $    (2,433)    (1,725,000)   $    (5,000)   $    (5,035)
    (UNAUDITED)
Shares issued in connection
with merger with Savage Mojo          --             --             --             --            4,000

Shares issued for services            --             --             --             --            1,000

Contributed capital                   --             --             --             --            5,672

Net income (loss)                     --          (57,151)          --             --          (57,151)
                               -----------    -----------    -----------    -----------    -----------
BALANCE 12/31/2001                  (5,115)       (59,584)    (1,725,000)        (5,000)       (51,514)
    (UNAUDITED)
Shares issued as premium
for notes                             --             --             --             --            1,470

Shares issued for Cohen
employment agreement                  --             --             --             --           74,845

Cancellation of outstanding
stock returned by M. Klimes
in exchange for intellectual
property                              --             --             --             --           (2,000)

Shares issued for services            --             --             --             --           31,200

Retirement of treasury stock          --             --        1,725,000          5,000           --

Receipt of funds                     5,000           --             --             --            5,000

Write off subscription                 115           --             --             --              115

Issue preferred shares                --             --             --             --           95,500

Net (loss)                            --         (498,888)          --             --         (498,888)
                               -----------    -----------    -----------    -----------    -----------

BALANCE 12/31/2002                    --         (558,472)          --             --         (344,272)

Issue shares for services             --             --             --             --            5,000

Issue preferred shares                --             --             --             --          107,000

Net (loss)                            --         (603,463)          --             --         (603,463)
                               -----------    -----------    -----------    -----------    -----------
BALANCE 6/30/2003
    (UNAUDITED)                $      --      $(1,161,935)          --      $      --      $  (835,735)
                               ===========    ===========    ===========    ===========    ===========


             The accompanying notes are an integral part of these financial statements.

                                          F-21 (Continued)

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

PetCARE Television Network, Inc. ("PetCARE", formerly known as Savage Mojo, Inc.), was organized as a Florida corporation on October 2, 1989. PetCARE Television Network, Inc. is a development stage company, and as such has devoted most of its efforts since its inception in developing its business plan, issuing common stock, obtaining financing, establishing its accounting systems, and other administrative functions. PetCARE's goal is to provide animal health and welfare education to a large number of consumers of pet products and services, as well as to serve as a unique advertising medium for companies that market those goods and services by providing pre-programmed DVDs in veterinary waiting rooms to present continuous, educational programming in an entertaining manner interspersed with relevant advertising.

Basis of Accounting
-------------------

PetCARE maintains its financial records and financial statements on the accrual basis of accounting. The accrual basis of accounting provides for a better matching of revenues and expenses.

Cash and Cash Equivalents
-------------------------

For purposes of the statement of cash flows, PetCARE considers amounts held by financial institutions and short-term investments with an original maturity of 90 days or less to be cash and cash equivalents.

Fiscal Year
-----------

PetCARE elected December 31 as its fiscal year.

Inventory
---------

Inventory is carried on a first-in-first-out basis.

Property and Equipment
----------------------

Property and equipment are stated at cost and include expenditures that substantially increase the useful lives of existing property and equipment. Maintenance and repairs are charged to operations when incurred.

Income Taxes
------------

PetCARE records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates. Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)
------------------------

Since its inception, PetCARE has an accumulated loss of $1,161,935 for income tax purposes, which can be used to offset future taxable income through 2023. The potential tax benefit of this loss is as follows:

          Future tax benefit                                $ 348,581
          Valuation allowance                                (348,581)
                                                            ---------

          Future tax benefit                                $    --
                                                            =========

As of June 30, 2003, no deferred taxes were recorded in the accompanying financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs
-----------------

PetCARE expenses the costs of advertising the first time the advertising takes place.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2003 is as follows:

          Equipment                                         $ 552,000
          Computers                                             4,053
                                                            ---------
              Gross property and equipment                    556,053
          Accumulated depreciation                            (61,817)
                                                            ---------
              Net property and equipment                    $ 494,236
                                                            =========

The equipment is made up of 3,000 TV/DVD players. This equipment was not purchased from a related party, and there is no commitment to purchase additional assets. The assets are depreciated using the straight-line method, over three years. Depreciation expense for the six months ended June 30, 2003 was $61,817.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE C - NOTE PURCHASE AND SECURITY AGREEMENT

PetCARE issued note purchase and security agreements to Pet Edge, LLC on March 10, 2003, May 29, 2003, and June 6, 2003 in the amounts of $1,000,000, $50,000 and $50,000, respectively. Simple interest is accrued at 10% per annum and is due on the maturity dates of March 10, 2006, May 28, 2006, and June 5, 2006, along with the entire principal amount. This debt is secured by all assets of PetCARE. Interest expense for the six months ended June 30, 2003 was $31,459.

These notes may be converted at any time, in whole or in part, into shares of PetCARE's common stock at a price of $0.246 per share. The price per share shall be reduced to the lowest price at which PetCARE issues or sells common stock, or at which options, warrants, rights, or convertible securities are convertible into shares of PetCARE's common stock, or are actually converted.

An additional $25,000 was advanced to PetCARE from Pet Edge, LLC, as part of a note purchase and security agreement executed on July 1, 2003. See Note K.

PetCARE issued a note purchase agreement to Mark Maltzer on June 10, 2003 in the amount of $50,000. Simple interest is accrued at 10% per annum and is due on the maturity date of June 9, 2006, along with the entire principal amount. This asset is secured by assets of PetCARE. Interest expense for the six months ended June 30, 2003 was $288.

NOTE D - MERGERS AND ACQUISITIONS

PetCARE was originally incorporated on October 2, 1989 as Transition Lifestyle Consultants, Inc. ("Transition"), which remained inactive until 1997. Transition changed its name to Southeast Tire Recycling Acquisition, Inc. ("Southeast") in early 1997 in anticipation of a potential merger that never materialized.

On April 30, 2000, Southeast issued 1,025,000 shares of its $0.0005 par value common stock in exchange for 100% of the common stock of Y2K Recordings, Inc., ("Old Y2K") and its wholly owned subsidiary, Dimensia Recordings, Inc. ("Dimensia"). Both companies had remained inactive since their inception. The transaction was recorded as a purchase. The value assigned to the common stock issued by Southeast was the book value of Old Y2K.

Immediately after the merger, Old Y2K was dissolved, and Southeast changed its name to Y2K Recordings, Inc. ("New Y2K"). As a result of the merger, Dimensia became a wholly owned subsidiary of New Y2K.

On June 30, 2001, New Y2K entered into a Merger and Reorganization Agreement with Savage Mojo, Inc. ("Old Savage"). New Y2K acquired 100% of the issued and outstanding common stock of Old Savage in exchange for 8,000,000 shares of New Y2K's common stock, valued at $4,000. Old Savage had the exclusive license to market and distribute a computer video game entitled "Suzerain". This intellectual property was transferred to New Y2K in connection with the merger. Immediately after the merger, Old Savage was dissolved, and New Y2K changed its name from Y2K Recordings, Inc. to Savage Mojo, Inc. ("New Savage").

On June 12, 2002 New Savage changed its name to PetCARE Television Network, Inc. ("PetCARE") and launched a new Business Plan related to the veterinary industry.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE E - STOCK ISSUANCE

Common stock
------------

In 2002 and 2003, PetCARE had 50,000,000 shares of $0.0005 par value common stock authorized and 11,786,000 and 11,836,000, issued and outstanding, respectively. Of the amount outstanding, 11,511,000 shares were restricted at December 31, 2002 and June 30, 2003.

On December 31, 1997, PetCARE, then known as Southeast, sold 2,476,000 shares of its common stock to an unrelated individual in exchange for a stock subscription in the amount of $5,000. This subscription was paid in November 2002.

On June 5, 2002 PetCARE, then known as New Savage, approved the issuance of 748,447 shares of common stock to PetCARE's president, Phillip Cohen, in lieu of salary from July 1, 2001 through June 1, 2002. For accounting purposes, the shares were treated as having been issued on June 5, 2002. PetCARE's transfer agent actually issued the shares on July 15, 2002.

On June 7, 2002 PetCARE, then known as New Savage, discontinued all its current operations when a shareholder returned 4,000,000 shares of common stock in exchange for the return of the exclusive license to "Suzerain". All rights to the intellectual property known as "Suzerain" were transferred to the shareholder and the 4,000,000 of common stock were cancelled and returned to New Savage's authorized but unissued shares.

On the dates listed below, PetCARE issued non-interest bearing promissory notes to the following individuals, along with shares of common stock as an incentive for the value received:

                                             Value       Shares     Incentive
    Date        Payee                       of Note      Issued      Discount
    ----        -----                       -------      ------      --------

    5/14/2002   Robert and Janna Hugo     $    6,000       6,000    $       3
    5/16/2002   James Calaway                100,000   2,355,158        1,178
    6/12/2002   Robert and Jamie Turner        5,000       5,000            2
    6/12/2002   Daniel Hugo                   25,000     573,395          287
                                          ----------   ----------   ----------

                                          $  136,000   2,939,553    $   1,470
                                          ==========   ==========   ==========

The incentive is accounted for as a discount at par value. The notes are to be repaid upon receipt of funds from a private placement offering. There are no stated due dates on the notes, however, it is the intent of management to repay the notes within the next nine months. If the private placement offering is unsuccessful, an extraordinary gain from extinguishment of debt will occur. At June 30, 2003, the entire incentive discount had been amortized and $8,500 of the note from James Calaway had been repaid.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE E - STOCK ISSUANCE (CONTINUED)

Common stock (Continued)
------------------------

On June 10, 2002 New Savage issued the following shares to various individuals for consulting services rendered:

                                          Number of Shares    Value of Services
                                          ----------------    -----------------
Kim Sarubbi & Carl Abramson                    50,000              $ 5,000
Robert Hugo                                    12,000                1,200
Crane Commercial Corp.                         25,000                2,500
Phillip Karr                                   25,000                2,500
Apogee Business Consulting, Inc.              150,000               15,000
Bernie Kouma                                   50,000                5,000
                                              -------              -------

Total                                         312,000              $31,200
                                              =======              =======

On May 21, 2003, PetCARE issued 50,000 shares to the ten members of PetCARE's Veterinary Advisory Board, in exchange for services rendered. Those services were valued at $5,000.

Preferred stock
---------------

On July 30, 2002, the Board of Directors of PetCARE adopted a resolution providing for the creation of PetCARE's Certificate of Designation, Preferences, Rights and Limitations for its Series A Convertible Preferred Stock. As a result of this resolution, PetCARE has 1,500,000 no par value preferred shares authorized. These shares have an automatic conversion into PetCARE's common stock ten days after PetCARE's common stock begins to be quoted on the "Pink Sheet Exchange". The conversion rate used is determined by dividing the price per share of the preferred stock ($2.00) by 50% of the average closing price as reported by the Pink Sheet Exchange for the five trading days preceding the date of the conversion, or $2.00, whichever is less. The holders of preferred shares will not be entitled to dividends; however, the Board of Directors had the ability to declare dividends at a later date.

In August 2002, PetCARE offered 1,500,000 of its Series A Preferred Stock in a private placement for $2.00 per share. As of December 31, 2002 and June 30, 2003, 47,750 and 101,250 shares had been sold for $95,500 and $202,500, respectively.

Treasury stock
--------------

Treasury stock is shown at cost, and in 2001 consists of 1,725,000 shares of common stock. On December 31, 1997, Southeast's initial shareholder agreed to sell to Southeast 1,725,000 shares of the common stock in exchange for a non-interest bearing demand note payable in the amount of $5,000. This note was repaid during 2002, and the shares were cancelled and returned to the Company's authorized but unissued shares.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE E - STOCK ISSUANCE (CONTINUED)

Stock Options
-------------

PetCARE has an equity incentive plan available to key employees and consultants of the Company. Under the plan, PetCARE may grant options for up to two million shares of common stock. The exercise price of each incentive option is equal to the greater of the fair market value of PetCARE's stock on the date of grant or the aggregate par value of the stock on the date of grant. In the case of any 10% stockholder, the incentive option price will not be less than 110% of the fair market value on the date of grant. The Compensation Committee of the Board of Directors shall determine the price at which shares of stock may be purchased under a nonqualified option. Options expire ten years from the date of grant, except for those granted to a 10% stockholder, which expire five years from the date of grant. No options have been granted by PetCARE through June 30, 2003.

NOTE F - PRODUCTION DEVELOPMENT COSTS

Statement of Financial Accounting Standards (SFAS) No. 86 states that internally developed software costs can be capitalized once technological feasibility has been reached. Technological feasibility has been reached when a complete working model has been produced. PetCARE finished its first educational video (in DVD format) at the end of December 2002. All costs to create this first version of the video were expensed. From time to time PetCARE will update the videos (i.e. adding new advertising, new pet care tips, etc.), and the costs to update will be capitalized, according to SFAS No. 86. During the second quarter of 2003, PetCARE updated its video and has capitalized those expenses as inventory.

NOTE G - RELATED PARTY TRANSACTIONS

On December 31, 1997, PetCARE's (then known as Southeast) initial shareholder agreed to sell to PetCARE 1,725,000 shares of common stock in exchange for a non-interest bearing note payable on demand in the amount of $5,000. This note was paid during 2002.

At December 31, 2002 and June 30, 2003, PetCARE had a consulting agreement in place with one of its directors. The agreement states that the director provide financial consulting services, at the direction of the Board of Directors, for the amount of $667 per month until PetCARE has received an aggregate of $2.5 million in funding.

At December 31, 2002, PetCARE owed the following net amounts to related parties:
a) Apogee Business Consultants, Inc., $672, b) Phillip Cohen, $8,871, and c) Daniel Hugo, $36,857. At June 30, 2003, PetCARE owed the following amounts to related parties: a) Phillip Cohen, $400, b) Teresa Bray, $4,464, c) Sam Cohen, $8, d) James Calaway, $2,001, e) Dan Hugo, $7,950, f) Kim Sarrubi, $932.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE G - RELATED PARTY TRANSACTIONS (CONTINUED)

At June 30, 2003, PetCARE had $177,500 in loans from stockholders. In addition to the $136,000 discussed in Note E (of which $8,500 has been repaid), there is an additional note for $50,000 (see Note C). At December 31, 2002, PetCARE had $196,500 in loans from stockholders, of which $136,000 is discussed in Note E. The additional $60,500 is listed below:

                                                             Interest
    Date           Payee                                       Rate     Amount
    ----           -----                                       ----     ------

    05/28/02       Apogee Business Consultants, Inc.            --     $  7,500
    07/30/02       James Calaway                               8.00%     20,000
    09/30/02       James Calaway                               8.00%      5,000
    10/10/02       Daniel Hugo                                 8.00%      3,000
    12/11/02       James Calaway                               8.00%     25,000
                                                                       --------

                                                  Total                $ 60,500
                                                                       ========

The above notes totaling $60,500 have been repaid at June 30, 2003.

NOTE H - NON-CASH TRANSACTIONS

On June 5, 2002 PetCARE, then known as New Savage, issued 748,447 shares of common stock to Phillip Cohen in lieu of salary from July 1, 2001 through June 1, 2002, for a value of $74,845. The difference between service value and common stock value was credited to the paid-in-capital account.

On June 7, 2002 PetCARE, then know as New Savage, returned the intellectual property received during the merger with Old Savage in exchange for the return of 4,000,000 shares of its common stock.

On June 10, 2002 PetCARE, then known as New Savage, issued 312,000 common shares to various individuals for consulting services rendered for a value of $31,200.

On May 21, 2003 PetCARE issued 50,000 common shares to the ten members of PetCARE's Veterinary Advisory Board for services rendered for a value of $5,000.

NOTE I - COMMITMENTS AND CONTINGENCIES

PetCARE has in place a consulting agreement, dated June 1, 2002, with one of it's directors, which states that PetCARE will pay that director $667 per month until PetCARE has received $2.5 million in funding. As of June 30, 2003, PetCARE had received $202,500 in funding. Management cannot predict when the additional funding will occur.

          PETCARE TELEVISION NETWORK, INC. (FORMERLY SAVAGE MOJO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 2002 (AUDITED) AND JUNE 30, 2003 (UNAUDITED)


NOTE I - COMMITMENTS AND CONTINGENCIES (CONTINUED)

On June 5, 2002, PetCARE entered into an employment agreement with Philip Cohen that has an infinite term. This agreement automatically renews every ninety days commencing June 5, 2002. PetCARE may terminate the agreement with cause, effective upon delivery of written notice to Mr. Cohen, except where the cause is a material breach of this agreement, for which Mr. Cohen has sixty days to cure the material breach after written notice from PetCARE. PetCARE may terminate this agreement without cause, effective sixty days after written notice to Mr. Cohen. Mr. Cohen may terminate this agreement with cause provided he delivers written notice to PetCARE sixty days before termination, or without cause provided he delivers written notice one year before termination. If PetCARE terminates the agreement without cause, or Mr. Cohen terminates the agreement with cause, PetCARE will be obligated to pay Mr. Cohen the compensation, remuneration and expenses specified below for a period of five years from the date of notice.

Under the terms of the agreement, Mr. Cohen will receive an annual salary of $150,000, payable in monthly installments of $12,500. This salary will be renegotiated at the end of each fiscal year. Mr. Cohen will also receive medical and long-term disability insurance at the expense of PetCARE, as well as an automobile for business use, and reimbursement for certain business expenses.

NOTE J - RECLASSIFICATION

Certain amounts have been reclassified in the prior year to conform to the current year presentation.

NOTE K - SUBSEQUENT EVENTS

On July 1, 2003, PetCARE issued a note purchase and security agreement to Pet Edge, LLC on in the amount of $200,000. Simple interest is accrued at 10% per annum and is due on the maturity date of June 30, 2006, along with the entire principal amount. This debt is secured by all assets of PetCARE.

This note may be converted at any time, in whole or in part, into shares of PetCARE's common stock at a price of $0.246 per share. The price per share shall be reduced to the lowest price at which PetCARE issues or sells common stock, or at which options, warrants, rights, or convertible securities are convertible into shares of PetCARE's common stock, or are actually converted.

NOTE L - GOING CONCERN

PetCARE is a development stage company. PetCARE intends to raise additional funds from an offering of our stock in the future. We have not taken any steps to effect this offering. The offering may not occur, or if it occurs, may not generate the required funding. We may also consider securing debt financing. We may not generate operating cash flow or raise other equity or debt financing sufficient to fund this amount. If we don't raise or generate these funds, the implementation of our short-term business plan will be delayed or eliminated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PRELIMINARY PROSPECTUS
PETCARE TELEVISION NETWORK, INC.
Dated _____________, 2003

Selling shareholders are offering up to 2,50l7,895 shares of common stock and up to 202,500 shares of common stock convertible under Class A preferred stock. The selling shareholders will offer their shares at $4.00 per share until our shares are quoted on the OTC Bulletin Board or Pick Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

We will pay all expenses of registering the securities, currently estimated at $50,000.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation
-------------------------------------

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and Bylaws, subject to the provisions of Florida law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

Florida law provides that it is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance, as follows: A corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

     (1) He conducted himself in good faith; and

     (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(ii) in all other cases, that his conduct was at least not opposed to its best interests; and

     (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

   (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

   (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

A corporation may not indemnify a director:

     (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

   Further, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                                      AMOUNT

SEC Registration Fee*                     $ 1,200
Legal Fees and Expenses                   $25,000
Accounting Fees and Expenses*             $15,000
Miscellaneous*                            $ 8,800

Total*                                    $50,000

* Estimated Figure


RECENT SALES OF UNREGISTERED SECURITIES

On April 30, 2000, when known as Southeast Tire Recycling Acquisition, Inc. ("Southeast"), we issued 1,025,000 shares of $0.0005 par value common stock in exchange for 100% of the common stock of Y2K Recordings, Inc. ("Old Y2K"), and its wholly owned subsidiary, Dimensia Recordings, Inc.. The transaction was recorded as a purchase. The value assigned to the common stock issued by Southeast was the book value of Old Y2K. In connection with the merger and the immediate dissolution of Old Y2K in 2000, Southeast issued 1,025,000 shares of its common stock valued at $513, and Southeast changed its name to Y2K Recordings, Inc., referred to as New Y2K. In connection with this transaction, New Y2K received assets of $17,877, including cash of $226, and related liabilities of $17,364.

On June 30, 2001, New Y2K entered into a Merger and Reorganization Agreement with Savage Mojo, Inc.. New Y2K acquired 100% of the issued and outstanding common stock of Savage in exchange for 8,000,000 shares of New Y2K's common stock, valued at $4,000. Savage had the exclusive license to market and distribute a computer video game entitled Suzerain. This intellectual property was transferred to New Y2K in connection with the merger. Immediately after the merger, Savage was dissolved, and New Y2K changed its name from Y2K Recordings, Inc. to Savage Mojo, Inc., referred to as New Savage. In connection with the merger, and the immediate dissolution of Savage in 2001, New Savage issued 8,000,000 shares of its common stock valued at $4,000. In connection with this transaction, New Savage received intellectual property of $4,000.

On December 24, 2001, New Savage issued 10,000 restricted shares of common stock valued at $5 per share to A.A. Capital Ventures, LLC, Barry Mitchell principal, for financial consulting services rendered to New Savage. These services had a value of $1,000. The difference between service value and common stock value was credited to the paid-in-capital account.

On May 16, 2002, New Savage issued a promissory note to James Calaway for $100,000 along with 2,355,158 shares of common stock as an incentive. The incentive will be accounted for as a discount of $1,178 (2,355,158 shares at $0.0005 per share). The note is to be repaid upon receipt of funds from a private placement offering. The repayment of this Note is contingent upon the receipt of funds received under the 506 private placement concluded prior to the date of filing of this registration statement, with periodic payments to be made to Mr. Calaway as follows: $10,000 due after the first $300,000 is received; $10,000 due after the next $100,000 is received; $10,000 due after the next $100,000 is received, $35,000 due after the next $100,000 is received; and the remaining $35,000 due after the next $100,000 is received. As an inducement for Mr. Calaway's consent to enter into a lock-up agreement of his 2,300,000 shares relative to the Pet Edge, LLC loan, we amended the repayment provisions of his note on February 6, 2003 to be 10% of all investment funds received, excluding loans from Pet Edge, LLC. There is no stated due date on the note, however, it is the intent of management to repay the promissory note within the next twelve months. If the private placement offering is unsuccessful or does not take place, an extraordinary gain from extinguishment of debt will occur. For accounting purposes, the shares were treated as having been issued on May 16, 2002. Our transfer agent actually issued the shares on July 15, 2002.

On June 5, 2002, New Savage approved the issuance of 748,447 shares of common stock to Philip Cohen in lieu of salary from inception of New Savage through June 1, 2002. For accounting purposes, the shares were treated as having been issued on June 5, 2002. Our transfer agent actually issued the shares on July 15, 2002.

On June 7, 2002, New Savage issued a promissory note for $6,000 to Robert and Janna Lee Hugo along with 6,000 shares of common stock as an incentive. The incentive will be accounted for as a discount of $3 (6,000 shares at $0.0005 per share). The note is to be repaid upon receipt of funds from a private placement offering. The repayment of this Note is contingent upon the receipt of funds received under the 506 private placement concluded prior to the date of filing of this registration statement, with periodic payments to be made as follows:
10% due after the first $300,000 is received; 10% due after the next $100,000 is received; 10% due after the next $100,000 is received, 35% due after the next $100,000 is received; and the remaining 35% due after the next $100,000 is received. As of May 15, 2003, the principal balance is $6,000. There is no stated due date on the note, however, it is the intent of management to repay the promissory note within the next twelve months. If the private placement offering is unsuccessful or does not take place, an extraordinary gain from extinguishment of debt will occur. For accounting purposes, the shares were treated as having been issued on June 7, 2002. Our transfer agent actually issued the shares on July 15, 2002.

On June 5, 2002, New Savage issued a promissory note in the amount of $5,000 to Robert and Jamie Turner along with 5,000 shares of common stock as an incentive. The incentive will be accounted for as a discount of $2 (5,000 shares at $0.0005 per share). There is no stated due date on the note, however, it is the intent of management to repay the promissory note within the next twelve months. If the private placement offering is unsuccessful or does not take place, an extraordinary gain from extinguishment of debt will occur. For accounting purposes, the shares were treated as having been issued on June 5, 2002. Our transfer agent actually issued the shares on July 15, 2002.

On June 7, 2002, New Savage also issued a promissory note in the amount of $25,000 to Dan Hugo along with 573,395 shares of common stock as an incentive. The incentive will be accounted for as a discount of $287 (573,395 shares at $0.0005 per share). The notes are to be repaid upon receipt of funds from a private placement offering. There are no stated due dates on the notes, however, it is the intent of management to repay the promissory notes within the next twelve months. If the private placement offering is unsuccessful or does not take place, an extraordinary gain from extinguishment of debt will occur. For accounting purposes, the shares were treated as having been issued on June 7, 2002. Our transfer agent actually issued the shares on July 15, 2002.

On June 10, 2002, New Savage issued the following shares to various individuals for consulting services rendered:

                                        Number of Shares    Value of Services
                                        ----------------    -----------------
Kim Sarubbi & Carl Abramson                  50,000            $ 5,000.00
Robert Hugo                                  12,000              1,200.00
Crane Commercial Corp.                       25,000              2,500.00
Phillip Karr                                 25,000              2,500.00
Apogee Business Consulting                  150,000             15,000.00
Bernie Kouma                                 50,000              5,000.00
                                            -------            ----------

Total                                       312,000            $31,200.00
                                            =======            ==========

For accounting purposes, the shares were treated as having been issued on June 10, 2002. Our transfer agent actually issued the shares on July 15, 2002. The owner and control person of Crane Commercial Corp. is Dr. Janet Crane. The control person of Apogee Business Consultants, LLC is D. Jerry Diamond, President.

On March 10, 2003, May 28, 2003, June 6, 2003, and July 1, 2003 we entered into note purchase and security agreements with Pet Edge, LLC, a Connecticut limited liability company ("Edge"). Edge was organized for the sole purposes of funding our business plan. Under the terms of the notes, Edge loaned us $1,000,000, $50,000, $50,000, and $275,000 respectively with simple interest at the rate of ten percent per annum. We have received all funds under our notes and security agreements with Pet Edge. All principal and accrued interest on the notes is due March 9, 2006, May 27, 2006, June 5, 2006, and June 30, 2006 respectively. The notes may not be prepaid in whole or in part without the written consent of the Holder. To secure our obligations under the notes, we granted Edge a first priority security interest on all of our assets, now owned and acquired during the term of the notes.

Between August 2002 and the date of this filing, we sold 101,250 shares of Series A Preferred Stock as part of a private placement for $2.00 per share to 27 individuals who were either Accredited Investors or investors who had such knowledge and sophistication that they were able to evaluate the merits and risks of an investment.

On May 28, 2003, we issued 5,000 shares of common stock to each member of our Veterinary Advisory Board in their advisory capacities; namely: Jeffrey I. Werber, Gerald M. Snyder, Ronald R. Whitford, Nan L. Boss, R. Chris Blair, W. G. Coombs, Randy P. Carsch, Bernadine Cruz, Mark Maltzer, and Gretchen Becker. These shares were valued at $0.10 per share based upon the fair market value of services to be rendered.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

     o None of these issuances involved underwriters, underwriting discounts or commissions;
     o    We placed restrictive legends on all certificates issued;
     o    No sales were made by general solicitation or advertising;
     o Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

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

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

     o    Access to all our books and records.
     o Access to all material contracts and documents relating to our operations.
     o The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.









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

EXHIBITS

Item 3

     1 Articles of Incorporation of Transition Lifestyle Consultants, Inc. filed October 2, 1989*
     2 Amended and Restated Articles of Incorporation of Transition Lifestyle Consultants, Inc. filed January 2, 1997*
     3 Articles of Amendment to the Articles of Incorporation filed June 12, 2002 (to change name to PetCARE Television Network, Inc.)*
     4 Articles of Amendment to the Articles of Incorporation filed August 2, 2002. (to establish Series A Convertible Preferred Stock)*
     5    Bylaws of PetCARE Television Network, Inc.*

Item 4

     1 Form of common stock Certificate of the PetCARE Television Network, Inc. (1)

Item 5

     1    Legal Opinion of Williams Law Group, P.A.*

Item 10

     1    Employment Agreement for Philip Cohen dated June 5, 2002.*
     2 Non-Interest Bearing Promissory note to James Calaway for $100,000 dated May 16, 2002.*
     3    Consulting Agreement with James Calaway, dated June 1, 2002.*
     4    Purchase Order dated March 17, 2003 to RTI, Inc. for $552,000.*
     5 Non-Interest Bearing Promissory note to Hugo for $25,000 dated June 7, 2002.*
     6 Non-Interest Bearing Promissory note to R. Hugo and Janna Hugo for $6,000 dated June 7, 2002.*
     7 Non-Interest Bearing Promissory note to Robert and Jamie Turner for $5,000 dated June 7, 2002,*
     8 Note Purchase and Security Agreement with Pet Edge, LLC dated March 10, 2003.*
     9 Senior Convertible Promissory Note to Pet Edge, LLC for $1,000,000 dated March 10, 2003.*
     10   Lock-up Agreement with Philip Cohen, dated March 10, 2003.*
     11   Lock-up Agreement with James Calaway, dated March 10, 2003.*
     12   Registration Rights Agreement with Pet Edge, LLC dated March 10,
          2003.*
     13 Senior Convertible Promissory Note to Pet Edge, LLC for $50,000 dated May 28, 2003.*
     14   2002 Equity Incentive Plan.*
     15   Letter Agreement dated 02/06/03 from Philip Cohen to James Calaway.*
     16 Note Purchase and Security Agreement with Pet Edge, LLC dated May 28, 2003.*
     17 Amendment to Registration Rights Agreement with Pet Edge, LLC dated May 28, 2003.*
     18 Note Purchase and Security Agreement with Pet Edge, LLC dated June 6, 2003.*
     19 Senior Convertible Promissory Note to Pet Edge, LLC for $50,000 dated June 6, 2003.*
     20 Amendment to Registration Rights Agreement with Pet Edge, LLC dated June 6, 2003.*

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

     21   Note Purchase Agreement with Mark Maltzer dated June 10, 2003.*
     22 Convertible Promissory Note to Mark Maltzer for $50,000 dated June 10, 2003.*
     23   Registration Rights Agreement to Mark Maltzer dated June 10, 2003.*
     24 Note Purchase and Security Agreement with Pet Edge, LLC dated July 1, 2003.*
     25 Senior Convertible Promissory Note to Pet Edge, LLC for $275,000 dated July 1, 2003.*
     26 Amendment to Registration Rights Agreement with Pet Edge, LLC dated July 1, 2003.*
     27 (PROPOSED) Amendment to Senior Convertible Promissory Notes with Pet Edge, LLC.*
     28   Subscription Agreement (for veterinarian practices).*

     29   Promissory Note to James Calaway for $25,000 dated October 17, 2003.
     30   Promissory Note to Mark Maltzer for $25,000 dated October 17, 2003.




Item 23

     1    Consent of Accountant*
     2    Consent of Williams Law Group, P.A. (included in Exhibit 5.1)*

     All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

     *    Previously filed.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

     Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to:

     1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     i. Include any prospectus required by section 10(a)(3) of the Securities
     Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on October 31, 2003.


PetCARE Television Network, Inc.



Title                           Name               Date                  Signature
-----                           ----               ----                  ---------
Principal Executive Officer     Philip M. Cohen    October 31, 2003    /s/ Philip M. Cohen
Principal Accounting Officer    Philip M. Cohen    October 31, 2003    /s/ Philip M. Cohen
Principal Financial Officer     Philip M. Cohen    October 31, 2003    /s/ Philip M. Cohen


Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE               NAME                 TITLE           DATE
---------               ----                 -----           ----


/s/ Philip M. Cohen     Philip M. Cohen      Director        October 31, 2003
/s/ Daniel Hugo         Daniel Hugo          Director        October 31, 2003
/s/ Jeffrey I. Werber   Jeffrey I. Werber    Director        October 31, 2003
/s/ James C. Calaway    James C. Calaway     Director        October 31, 2003
/s/ Bernard J. Kouma    Bernard J. Kouma     Director        October 31, 2003
/s/ John Sfondrini      John Sfondrini       Director        October 31, 2003
/s/ Mark Maltzer        Mark Maltzer         Director        October 31, 2003
/s/ J. Holt Smith       J. Holt Smith        Director        October 31, 2003
/s/ David Benedict      David Benedict       Director        October 31, 2003






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